Exhibit 10.2

Execution Version

AMENDMENT No. 4

AMENDMENT NO. 4, dated as of August 8, 2024 (this “Agreement”), by and among RXO, Inc., a Delaware corporation (the “Company”), the guarantors party hereto, the lenders party hereto and Goldman Sachs Bank USA, as administrative agent (the “Agent”) for the Lenders party to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Company, each lender from time to time party thereto (the “Lenders”), the Guarantors from time to time party thereto and the Agent are parties to that certain Credit Agreement dated as of October 18, 2022 (as amended by Incremental Amendment and Lender Joinder Agreement dated as of November 2, 2023, that certain Amendment No. 2 dated April 11, 2024, and that certain Amendment No. 3 dated July 31, 2024, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings assigned thereto in the Credit Agreement); and

WHEREAS, the Company has requested that the Existing Credit Agreement be amended as set forth herein, and the Lenders whose signatures appear below are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         Amendments. In accordance with Section 8.02 of the Existing Credit Agreement, effective as of the Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A.

SECTION 2.         Representations and Warranties. By its execution of this Agreement, the Company hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)            the representations and warranties set forth in Article 5 of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on the Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) as of such earlier date);

(b)            on and as of the Effective Date, no Unmatured Default or Default has occurred and is continuing or would result from the effectiveness of this Agreement;

(c)            the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder and under the Credit Agreement have been duly authorized by proper proceedings, and each of this Agreement and the Credit Agreement constitute legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d)            neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated herein and under the Credit Agreement, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company, (ii) the Company’s bylaws or certificate of incorporation, or (iii) the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its Property, is bound, except in the case of clauses (i) and (iii) where such violation would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.         Conditions of Effectiveness of this Agreement. This Agreement shall become effective on the date (the “Effective Date”) subject to the satisfaction (in a manner satisfactory to the Agent) (or waiver by the Agent and the Required Lenders party hereto) of only the following conditions precedent:

(a)            the Agent (or its counsel) shall have received from (I) each Lender, (II) the Agent, and (III) the Company, an executed counterpart of this Agreement;

(b)            the Company shall have delivered to the Agent a certificate of an authorized officer of the Company, dated the Effective Date, stating that the representations and warranties of the Company contained in Section 2 of this Agreement are correct; and

(c)            the Company shall have delivered to the Agent favorable written opinions (addressed to the Agent and the Lenders and dated the Effective Date) of Paul, Weiss, Rifkind, Wharton & Garrison LLP and Alston & Bird LLP reasonably acceptable to the Agent.

SECTION 4.         Conditions to the Funding of the Term Loan.

The funding of the Term Loan is subject to the satisfaction (or waiver) of only the following conditions precedent (the date on which such conditions are satisfied or waived by all Term Lenders, the “Term Loan Funding Date”):

(a)            the Effective Date has occurred;

(b)            the Company shall have delivered a Request for Credit Extension;

(c)            the representations made by the Coyote Seller with respect to the Coyote Target in the Coyote Purchase Agreement as are material to the interests of the Lenders (in their capacities as such) shall be true and correct as of the date of the requested funding, but only to the extent that the Company or its applicable affiliates have the right not to consummate the Coyote Acquisition, or to terminate their respective obligations (or otherwise do not have an obligation to close), under the Coyote Purchase Agreement as a result of a failure of such representations in the Coyote Purchase Agreement;

(d)            the representations in Article 5.01, 5.02, 5.03, 5.09, 5.10, 5.11 of the Credit Agreement and the representations set forth in the solvency certificate attached hereto as Exhibit B shall be true and correct as of the date of the requested funding;

(e)            Coyote Acquisition shall have been consummated or will be consummated substantially concurrently with the borrowing of the Term Loans in accordance with the terms of the Coyote Purchase Agreement without giving effect to any modifications, consents, amendments or waivers thereto or thereunder that in each case are materially adverse to the interests of the Lenders or the Arrangers, unless each Arranger shall have provided its written consent thereto (such consent not to be unreasonably withheld, conditioned or delayed); it being understood and agreed that an increase in the consideration payable under the Coyote Purchase Agreement (so long as such increase is paid in the form of common equity of the Company) or a decrease in the consideration payable under the Coyote Purchase Agreement that does not exceed 10% (so long as, unless otherwise agreed by all parties hereto, such reduction of the purchase price is allocated to a reduction in the amounts to be funded by the Term Loans and the Coyote Equity Financing on a pro rata basis) is not materially adverse to the Lenders;

(f)            since the date of the Coyote Purchase Agreement, there shall not have been any event, change or occurrence which has had a Material Adverse Effect that is continuing, provided that “Material Adverse Effect” has the meaning set forth in the Coyote Purchase Agreement as in effect on June 21, 2024;

(g)            the Company shall have paid an upfront fee of 0.20% of the Term Loan Commitments as of the Effective Date to each Term Lender party hereto;

(h)            delivery of a solvency certificate from the chief financial officer of the Company in the form attached hereto as Exhibit B demonstrating pro forma solvency (on a consolidated basis) of the Company and its subsidiaries as of the date of the requested funding;

(i)            at least three (3) days prior to the date of the requested funding, the Company shall have provided the documentation and other information about the Company to the Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the U.S. Patriot Act and the Beneficial Ownership Regulation, in each case to the extent reasonably requested by the Arrangers in writing at least ten (10) Business Days prior to the date of the requested funding;

(j)             prior to or substantially concurrently with the borrowing of the Term Loans, the Company shall have consummated the Coyote Equity Financing and/or issued common equity generating gross proceeds, when taken together with the gross proceeds from the portion (if any) of the Coyote Equity Financing that has been consummated, of at least $550.0 million; and

(k)            the Company shall have delivered the Required Financial Information to the Arrangers; provided that if the date on which the Required Financial Information shall have been received by the Arrangers and shall have been Compliant (the “Receipt Date”) has not occurred at least thirty (30) days prior to the Closing Date (as defined in the Coyote Purchase Agreement (as in effect on June 21, 2024)), or if such Required Financial Information shall not have remained Compliant throughout such period, then this condition shall not be satisfied until the expiration of the first thirty (30) consecutive-day period following the Receipt Date throughout which the Required Financial Information shall have remained Compliant (or, if such date of expiration is not a Business Day, the next Business Day). For purposes of this Section 4(k), the terms “Business Day”, “Compliant”, “Required Financial Information” shall have the meanings given to such terms in the Coyote Purchase Agreement (as in effect on June 21, 2024).

SECTION 5.         Conditions to the Revolver Extension and Other Amendments.

The Revolver Extension and certain other amendments set forth in the Credit Agreement are subject to the satisfaction (or waiver) of only the following conditions precedent (the “Coyote Amendment Conditions”):

(a)            either (i) the Term Loan Funding Date has occurred or (ii) the Term Loan Commitments have otherwise been terminated and the conditions set forth in Sections 4(a), (c)-(f) and (h)-(k) shall have been satisfied (or waived), it being understood that in the case of this clause (ii), the requirement that any such condition be satisfied prior to or substantially concurrent with the funding of the Term Loan shall be disregarded;

(b)            on the day the Coyote Acquisition is consummated, no Unmatured Default or Default has occurred and is continuing or would result from the effectiveness of this Agreement;

(c)            the Company shall have paid an extension fee of 0.20% of the unfunded and funded Revolving Commitments of each Revolving Lender to each Revolving Lender party hereto; and

(d)            the representations and warranties set forth in Article 5 of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on the day the Coyote Acquisition is consummated with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) as of such earlier date).

SECTION 6.         Fees. On the date on which the Coyote Acquisition is consummated or promptly upon request if the Coyote Purchase Agreement is terminated, the Company shall pay all fees, costs and expenses due and payable to the Agent, for itself and on behalf of the Lenders, or its counsel in connection with Amendment No. 3 and this Amendment No. 4 and (in the case of expenses) for which the Company has received an invoice at least three (3) Business Days prior to such date (provided that such invoice may reflect an estimate and/or only costs processed to date and shall not thereafter preclude a final settling of accounts between the Company and the Agent, including with respect to fees, costs or expenses incurred prior to such date).

SECTION 7.         Reaffirmation. Each Credit Party, as of the Effective Date, hereby (i) acknowledges receipt of a copy of this Agreement and ratifies, approves and consents to this Agreement and the transactions contemplated thereby; (ii) acknowledges and agrees that all of its obligations under the Guarantee and each other existing Loan Document to which it is a party and under any other document or instrument executed and delivered or furnished by such Credit Party in connection with such existing Loan Documents are reaffirmed and remain in full force and effect on a continuous basis (except as expressly amended hereby, by this Agreement or by another written agreement entered into in connection with this Agreement), including, for the avoidance of doubt, after giving effect to this Agreement, and (iii) agrees that the Guaranteed Obligations guaranteed by the Guarantee shall include all Obligations arising pursuant to this Agreement.

SECTION 8.         Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)            On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

(b)            The Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)            The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d)            On and after the Effective Date, this Agreement is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.

SECTION 9.         Costs and Expenses. The Company agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.06 of the Credit Agreement.

SECTION 10.       Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement that is an Electronic Signature and transmitted by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept Electronic Signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Company without further verification and (b) upon the reasonable request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

SECTION 11.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.       Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 13.       Incorporation by Reference. The provisions of Sections 9.08 (Severability of Provisions), 15.02 (Consent to Jurisdiction) and 15.03 (Waiver of July Trial) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

RXO, Inc., as the Company

By:	/s/ Jamie Harris
	Name:	Jamie Harris
	Title:	Chief Financial Officer

JACOBSON LOGISTICS COMPANY, L.C.
JACOBSON TRANSPORTATION COMPANY, INC.
RXO AIR TRANSPORT, LLC
RXO FREIGHT FORWARDING, INC.
RXO LAST MILE HOLDING, INC.
RXO LAST MILE, INC.
RXO EXPRESS, LLC
RXO MANAGED TRANSPORT, LLC
RXO NLM, LLC
RXO CAPACITY SOLUTIONS, LLC
RXO CORPORATE SOLUTIONS, LLC,
solely with respect to Section 7

By:	/s/ Jamie Harris
	Name:	Jamie Harris
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 4]

GOLDMAN SACHS BANK USA as Administrative Agent and an Issuing Lender
By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4]

CITIBANK, N.A. as an Issuing Lender

By:	/s/ Nazmul H. Marwan
	Name:	Nazmul H. Marwan
	Title:	Senior Vice President

[Signature Page to Amendment No. 4]

BANK OF AMERICA, N.A. as an Issuing Lender
By:	/s/ Mukesh Singh
	Name:	Mukesh Singh
	Title:	Managing Director

[Signature Page to Amendment No. 4]

BARCLAYS BANK PLC, as a Lender
By:	/s/ Charlene Saldanha
	Name:	Charlene Saldanha
	Title:	Vice President

[Signature Page to Amendment No. 4]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian P. Fox
	Name:	Brian P. Fox
	Title:	Senior Vice President

[Signature Page to Amendment No. 4]

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4]

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Kevin McCarthy
	Name:	Kevin McCarthy
	Title:	Director

[Signature Page to Amendment No. 4]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Michael J. Stein
	Name:	Michael J. Stein
	Title:	Executive Director

[Signature Page to Amendment No. 4]

REGIONS BANK, as a Lender
By:	/s/ Holli Balzer
	Name:	Holli Balzer
	Title:	Director

[Signature Page to Amendment No. 4]

TRUIST BANK, as a Lender
By:	/s/ Troy R. Weaver
	Name:	Troy R. Weaver
	Title:	Managing Director

[Signature Page to Amendment No. 4]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Eric M. Herm
	Name:	Eric M. Herm
	Title:	Vice President

[Signature Page to Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Ryan P. Viaclovsky
	Name:	Ryan P. Viaclovsky
	Title:	Authorized Officer

[Signature Page to Amendment No. 4]

Exhibit A to Amendment No. 4

[see attached]

EXHIBIT A

CREDIT AGREEMENT

DATED AS OF October 18, 2022

(as amended by Incremental Amendment and Lender Joinder Agreement dated as of November 2, 2023 ~~and as further amended by~~, Amendment No. 2 dated as of April 11, 2024, Amendment No. 3 dated as of July 31, 2024 and Amendment No. 4 dated as of August 8, 2024)

AMONG

RXO, Inc.

as the Borrower,

THE OTHER SUBSIDIARIES SIGNATORY HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,
and

~~CITIBANK, N.A.~~Goldman Sachs Bank USA,
as Administrative Agent
~~and~~
~~an Issuing Lender~~

~~CITIBANK, N.A.~~,

and

Goldman Sachs Bank USA, Bank of America, N.A., Citibank, N.A., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia, U.S. Bank National Association, Regions Bank, KeyBank National Association, Truist Securities, Inc., JPMorgan Chase Bank, N.A.,

~~and~~

~~BofA SECURITIES, INC.,~~

as Joint Lead Arrangers and Joint Bookrunners

~~and~~

~~BANK OF AMERICA, N.A.,~~
~~as Syndication Agent~~

TABLE OF CONTENTS

Page

Article 1 Definitions
Section 1.01	Certain Defined Terms	8
Section 1.02	Reserved	~~41~~49
Section 1.03	Letter of Credit Amounts	~~41~~49
Section 1.04	Exchange Rates, Basket Calculations	~~41~~49
Section 1.05	Additional Foreign Currencies.	~~42~~50
Section 1.06	Change of Currency	~~43~~51
Article 2 The Credits
Section 2.01	Description of Facility; Commitment	~~43~~51
Section 2.02	~~Facility~~Maturity and Termination Date	~~43~~52
Section 2.03	Letters of Credit.	~~44~~53
Section 2.04	~~Types of Advances~~Classification of Borrowings	~~49~~59
Section 2.05	Fees; Reductions in Aggregate Commitment	~~50~~59
Section 2.06	Minimum Amount of Each ~~Advance~~Borrowing	~~50~~60
Section 2.07	Prepayments	~~51~~60
Section 2.08	Method of Selecting Types and Interest Periods for New ~~Advances~~Borrowings	~~52~~61
Section 2.09	Conversion and Continuation of Outstanding ~~Advances~~Borrowings	~~52~~62
Section 2.10	Interest Rates	~~53~~63
Section 2.11	Rates Applicable After Default	~~53~~63
Section 2.12	Method of Payment	~~54~~63
Section 2.13	Noteless Agreement; Evidence of Indebtedness	~~54~~64
Section 2.14	Interest Payment Dates; Interest and Fee Basis	~~55~~65
Section 2.15	Notification of ~~Advances~~Borrowings, Interest Rates, Prepayments and Commitment Reductions; Availability of Revolving Loans	~~56~~66
Section 2.16	Lending Installations	~~56~~66
Section 2.17	Payments Generally; Administrative Agent’s Clawback	~~56~~66
Section 2.18	Replacement of Lender	~~57~~67
Section 2.19	Sharing of Payments by Lenders	~~58~~68
Section 2.20	Cash Collateral	~~58~~69
Section 2.21	Defaulting Lenders	~~59~~69
Section 2.22	Incremental Loans	~~61~~72
Section 2.23	Extension	~~62~~73
Article 3 Yield Protection; Taxes
Section 3.01	Yield Protection	~~63~~74

Section 3.02	Changes in Capital Adequacy Regulations; Certificates for Reimbursement; Delay in Requests.	~~64~~75
Section 3.03	Illegality	~~65~~76
Section 3.04	Compensation for Losses	~~66~~76
Section 3.05	Taxes	~~66~~77
Section 3.06	Mitigation Obligations	~~71~~82
Section 3.07	Inability to Determine Rates; Replacing Benchmarks	~~71~~82
Section 3.08	Survival	~~74~~86
Article 4 Conditions Precedent
Section 4.01	Effectiveness	~~74~~86
Section 4.02	Closing	~~75~~87
Section 4.03	Each Request for Credit Extension	~~76~~88
Section 4.04	Term Borrowings	88
Article 5 Representations and Warranties
Section 5.01	Existence and Standing	~~77~~89
Section 5.02	Authorization and Validity	~~77~~89
Section 5.03	No Conflict; Government Consent	~~77~~89
Section 5.04	Financial Statements	~~78~~90
Section 5.05	Material Adverse Effect	~~78~~90
Section 5.06	Solvency	~~78~~90
Section 5.07	Litigation	~~79~~90
Section 5.08	Disclosure	~~79~~91
Section 5.09	Regulation U	~~79~~91
Section 5.10	Investment Company Act	~~79~~91
Section 5.11	OFAC, FCPA	~~79~~91
Section 5.12	Taxes	~~79~~91
Section 5.13	Affected Financial Institution	~~79~~91
Article 6 Covenants
Section 6.01	Financial Reporting	~~80~~92
Section 6.02	Use of Proceeds	~~81~~93
Section 6.03	Notice of Default	~~82~~94
Section 6.04	Conduct of Business	~~82~~94
Section 6.05	Compliance with Laws	~~82~~94
Section 6.06	Inspection; Keeping of Books and Records	~~82~~94
Section 6.07	OFAC, FCPA	~~82~~94
Section 6.08	Maintenance of Material Property and Insurance	~~82~~94
Section 6.09	Merger	~~82~~95
Section 6.10	Non-Guarantor Subsidiary Indebtedness	~~83~~95

Section 6.11	Liens	~~84~~96
Section 6.12	Financial Covenant	~~85~~98
Section 6.13	OFAC, FCPA	~~86~~99
Section 6.14	Guarantors~~.~~	~~86~~99
Section 6.15	Restricted Payments~~.~~	~~87~~99
Section 6.16	Material Acquisitions~~.~~	~~87~~99
Article 7 Defaults
Section 7.01	Breach of Representations or Warranties	~~87~~100
Section 7.02	Failure to Make Payments When Due	~~88~~100
Section 7.03	Breach of Covenants	~~88~~100
Section 7.04	Cross Default	~~88~~100
Section 7.05	Voluntary Bankruptcy; Appointment of Receiver; Etc.	~~88~~101
Section 7.06	Involuntary Bankruptcy; Appointment of Receiver; Etc.	~~89~~101
Section 7.07	Judgments	~~89~~101
Section 7.08	Unfunded Liabilities	~~89~~101
Section 7.09	Change of Control	~~89~~102
Section 7.10	Other ERISA Liabilities	~~89~~102
Section 7.11	Invalidity of Loan Documents	~~89~~102
~~Section 7.12~~	~~Pre-Closing Change of Control~~	~~89~~
Article 8 Acceleration, Waivers, Amendments and Remedies
Section 8.01	Acceleration, Etc.	~~90~~102
Section 8.02	Amendments	~~90~~103
Section 8.03	Preservation of Rights	~~91~~104
Article 9 General Provisions
Section 9.01	Survival of Representations	~~92~~105
Section 9.02	Governmental Regulation	~~92~~105
Section 9.03	Headings	~~92~~105
Section 9.04	Entire Agreement	~~92~~105
Section 9.05	Several Obligations; Benefits of this Agreement	~~92~~105
Section 9.06	Expenses; Indemnification	~~93~~106
Section 9.07	Accounting	~~95~~108
Section 9.08	Severability of Provisions	~~95~~108
Section 9.09	Nonliability of Lenders	~~95~~108
Section 9.10	Confidentiality	~~95~~109
Section 9.11	Nonreliance	~~96~~110
Section 9.12	Disclosure	~~96~~110

Article 10 The Administrative Agent
Section 10.01	Appointment and Authority	~~97~~110
Section 10.02	Rights as a Lender	~~97~~110
Section 10.03	Reliance by Administrative Agent	~~97~~110
Section 10.04	Exculpatory Provisions	~~98~~111
Section 10.05	Delegation of Duties	~~99~~112
Section 10.06	Resignation of Administrative Agent	~~99~~112
Section 10.07	Non-Reliance on Administrative Agent and Other Lenders	~~100~~113
Section 10.08	No Other Duties, Etc.	~~100~~114
Section 10.09	Administrative Agent May File Proofs of Claim	~~100~~114
Section 10.10	ERISA	~~101~~114
Section 10.11	Erroneous Payments.	~~102~~116
Article 11 Setoff
Section 11.01	Setoff	~~104~~117
Article 12 Benefit of Agreement; Assignments; Participations
Section 12.01	Successors and Assigns	~~104~~118
Section 12.02	Dissemination of Information	~~108~~122
Section 12.03	Tax Treatment	~~108~~122
Article 13 Notices
Section 13.01	Notices; Effectiveness; Electronic Communication	~~108~~122
Article 14 Counterparts; Integration; Effectiveness; Electronic Execution
Section 14.01	Counterparts; Effectiveness	~~110~~124
Section 14.02	Electronic Execution	~~110~~125
Article 15 Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial
Section 15.01	Choice of Law	~~111~~125
Section 15.02	Consent to Jurisdiction	~~111~~125
Section 15.03	Waiver of Jury Trial	~~112~~126
Section 15.04	U.S. Patriot Act and Beneficial Ownership Regulation Notice	~~112~~126
Section 15.05	No Advisory or Fiduciary Responsibility	~~112~~127
Section 15.06	Judgment Currency	~~113~~127

v

Section 15.07	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~113~~128
Section 15.08	Acknowledgement Regarding Any Supported QFCs	~~114~~128
Article 16 ~~GUARANTEE~~Guarantee
Section 16.01	Guarantee	~~115~~129
Section 16.02	Guaranty Absolute	~~115~~130
Section 16.03	Waivers	~~116~~130
Section 16.04	Continuing Guaranty	~~117~~131
Section 16.05	Release of Guarantors	~~117~~131

EXHIBITS

Exhibit A	–	Form of Compliance Certificate
Exhibit B	–	Form of Assignment and Assumption
Exhibit C	–	Form of Prepayment Notice
Exhibit D	–	Form of Note
Exhibit E	–	Form of Borrowing Notice
Exhibit F	–	Form of Conversion/Continuation Notice
Exhibit G	–	Form of Officer’s Certificate
Exhibit H-1	–	Form of U.S. Tax Compliance Certificate
Exhibit H-2	–	Form of U.S. Tax Compliance Certificate
Exhibit H-3	–	Form of U.S. Tax Compliance Certificate
Exhibit H-4	–	Form of U.S. Tax Compliance Certificate
Exhibit I		Form of Joinder

SCHEDULES

Pricing Schedule
Commitment Schedule

Schedule 2.03	–	Existing Letters of Credit
Schedule 6.10	–	Existing Specified Indebtedness for Borrowed Money
Schedule 13.01	–	Certain Addresses for Notices

CREDIT AGREEMENT

This Credit Agreement, dated as of October 18, 2022, is among RXO, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time parties hereto, the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 12.01), and ~~Citibank, N.A.~~Goldman Sachs Bank USA, as Administrative Agent and an Issuing Lender.

The Borrower has requested that the Lenders and the Administrative Agent enter into this Agreement to provide a term loan facility and a revolving credit facility to the Borrower for the purposes set forth herein, and the Lenders and the Administrative Agent are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1
Definitions

Section 1.01            Certain Defined Terms. As used in this Agreement:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition by the Borrower or any of its Subsidiaries of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary of the Borrower, (c) a merger or consolidation or any other combination by the Borrower or any of its Subsidiaries with another Person (other than a Person that is a Subsidiary) provided that the Borrower (or a Person that succeeds to the Borrower pursuant to Section 6.09 in connection with such transaction or series of related transactions) or a Subsidiary of the Borrower (or a Person that becomes a Subsidiary of the Borrower as a result of such transaction) is the surviving entity; provided that any Person that is a Subsidiary at the time of execution of the definitive agreement related to any such transaction or series of related transactions (or, in the case of a tender offer or similar transaction, at the time of filing of the definitive offer document) shall constitute a Subsidiary for purposes of this definition even if in connection with such transaction or series of related transactions, such Person becomes a direct or indirect holding company of the Borrower or (d) the acquisition of real property by the Borrower or any of its Subsidiaries that is expected to be used in whole or in part in the normal operations of the Borrower or its Subsidiaries.

“Acquisition Debt” means any Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness for Borrowed Money of the Borrower, any of its Subsidiaries or the Person(s) or assets to be acquired); provided that (a)(i) the release of the proceeds thereof to the Borrower and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held pursuant to an escrow or similar arrangement and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness for Borrowed Money, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Borrower and its Subsidiaries in respect of such Indebtedness for Borrowed Money or (b)(i) such Indebtedness for Borrowed Money contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness for Borrowed Money to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness for Borrowed Money, and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness for Borrowed Money, such Indebtedness for Borrowed Money is so redeemed or prepaid within ninety (90) days of such termination or such specified date, as the case may be.

“Actual Unused Commitments” is defined in Section 2.05(a).

“Additional L/C Currency” means any currency which is approved in accordance with Section 1.05.

“Administrative Agent” means ~~Citibank~~Goldman Sachs in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 10.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

~~“Advance” means a Revolving Borrowing.~~

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Agency Transfer Agreement” means that certain Successor Agent Appointment and Agency Transfer Agreement, dated as of July 31, 2024, by and among Citibank N.A., the Administrative Agent, the Borrower, the Guarantors and the Lenders party thereto.

“Agent” means any of the Administrative Agent, the Arrangers or the Syndication Agent as appropriate, and “Agents” means, collectively, the Administrative Agent, the Arrangers and the Syndication Agent.

“Agent Parties” is defined in Section 13.01(c).

“Aggregate Commitment” means, at any time, the aggregate amount of the Commitments of all of the Lenders at such time, as may be adjusted from time to time pursuant to the terms hereof. The Aggregate Commitment as of the Amendment No. 4 Effective Date is eight hundred million Dollars ($800,000,000.00).

“Aggregate ~~Commitment~~Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments of all of the Revolving Lenders at such time, as may be adjusted from time to time pursuant to the terms hereof. The Aggregate Revolving Commitment as of ~~November 2, 2023 is Six Hundred Million and 00/100~~the Amendment No. 4 Effective Date is six hundred million Dollars ($600,000,000.00).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure with respect to all of the Lenders at such time.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means GAAP, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.04; provided, however, that notwithstanding anything contained in Section 9.07 to the contrary, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the Effective Date (or any change in GAAP that occurred on or prior to the Effective Date but was not reflected in the financial statements included in the Borrower Form 10) or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Agreement Currency” is defined in Section 15.06.

“Amendment No. 2” means the Amendment No. 2 dated as of April 11, 2024, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Effective Date” as defined in Amendment No. 2.

“Amendment No. 3” means the Amendment No. 3 dated as of July 31, 2024, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the “Effective Date” as defined in Amendment No. 3.

“Amendment No. 4 Effective Date” means the “Effective Date” as defined in Amendment No. 4.

“Amendment No. 4” means the Amendment No. 4 dated as of August 8, 2024, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption, including the FCPA.

“Applicable Margin” means, with respect to ~~Advances~~Borrowings of any Type at any time, the percentage rate per annum which is applicable at such time with respect to ~~Advances~~Borrowings of such Type as set forth under the heading “Applicable Margin” in the Pricing Schedule.

“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency or Additional L/C Currency, the local time in the place of settlement for such Foreign Currency or Additional L/C Currency as shall be reasonably determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. In advance of the initial borrowing of a Revolving Loan or issuance of a Letter of Credit, in each case, in any Foreign Currency or Additional L/C Currency, the Administrative Agent or the applicable Issuing Lender, as applicable, shall provide the Borrower and Lenders with written notice of the Applicable Time for any borrowings and payments in such Foreign Currency or Additional L/C Currency. In the event no such notice is delivered by the Administrative Agent, the Borrower and any Lender shall be required to make any borrowings and payments in accordance with the times specified herein for borrowings and payments in Dollars.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Goldman Sachs Bank USA, Bank of America, N.A., Citibank, N.A. ~~and BofA~~, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia, U.S. Bank National Association, Regions Bank, KeyBank National Association, Truist Securities, Inc. and JPMorgan Chase Bank, N.A., in their capacity as Joint Lead Arrangers.

“Article” means an Article of this Agreement unless another document is specifically referenced.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.01), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Credit Party, any of the President, the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Controller or the Secretary of such Credit Party and, solely for purposes of notices given by the Borrower pursuant to Article 2, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent, or any other officer or employee of any Credit Party designated in or pursuant to an agreement between the Borrower and the Administrative Agent, in each case acting in accordance with the terms of the signing authority granted in the Secretary or Assistant Secretary’s certificate delivered to the Administrative Agent pursuant to Section 4.02(h) (including any supplements thereto delivered to the Administrative Agent from time to time by way of an officers’ certificate jointly executed by two Authorized Officers).

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (x) if any then-current Benchmark for such currency is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is excluded pursuant to Section 3.07(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day and (c) Term SOFR on such day (or if such day is not a Business Day the immediately preceding Business Day) for an Interest Period of one month plus 1.00%; provided, that, if the Base Rate as determined pursuant to the foregoing shall be less than 1.0%, such rate shall be deemed 1.0% for all purposes of this Agreement.

“Base Rate ~~Advance~~Borrowing” means ~~an Advance~~a Borrowing which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Base Rate Loan” means a Loan, or portion thereof, which except as otherwise provided in Section 2.11, bears interest at the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benchmark” means, initially (i) with respect to any amounts denominated in Dollars, Term SOFR Reference Rate; provided that if the Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means, with respect to such amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07(c)(i); and (ii) with respect to any amounts denominated in Canadian Dollars, ~~CDOR~~Term CORRA; provided, that if a Benchmark Transition Event has occurred with respect to ~~CDOR~~Term CORRA or the then-current Benchmark for Canadian Dollars, then “Benchmark” means, with respect to such amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark replacement rate pursuant to Section 3.07(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (~~b~~c) below:

(a)            in the case of any Loans denominated in Canadian Dollars, Daily Simple CORRA plus the Benchmark Replacement Adjustment, if any;

(~~a~~b)         with respect to SOFR Loans, Daily Simple SOFR plus the Benchmark Replacement Adjustment, if any; or

(~~b~~c)         the sum of (1) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency and (2) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement shall be deemed to be the Floor for all purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark for any Currency, the occurrence of one or more of the following events:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), (including, with respect to Dollar-denominated rates (including Term SOFR), the Federal Reserve Board, the Federal Reserve Bank of New York or the Term SOFR Administrator), the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07(c).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrower” is defined in the preamble hereto.

“Borrower Form 10” means the Borrower’s Registration Statement on Form 10 (including the information statement and the other exhibits contemplated thereby, in each case, in the form and to the extent so filed), in the form most recently filed (whether or not publicly) with the SEC pursuant to the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time after the original filing thereof and prior to the Effective Date.

“Borrower Materials” is defined in Section 6.01.

“Borrowing” means Loans of the same Type and Class, made, converted or continued on the same date and, in the case of SOFR Loans and Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means a date on which ~~an Advance~~a Borrowing is made or a Letter of Credit is issued hereunder.

“Borrowing Notice” is defined in Section 2.08.

“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open in New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system (or any other equivalent wire system) and, if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Canadian Dollars, including ~~CDOR~~Term CORRA, any fundings, disbursements, settlements and payments in Canadian Dollars in respect of any such Eurocurrency Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, a day on which dealings in deposits in the relevant currency are conducted by and between banks may be carried on in Toronto, Canada.

“Canadian Dollars” and “C$” means dollars in the lawful currency of Canada.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that notwithstanding anything contained in the definition of Agreement Accounting Principles to the contrary, unless the Borrower otherwise elects by delivery of a notice to the Administrative Agent, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP as in effect in the United States on January 31, 2018 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Leases.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that notwithstanding anything contained in the definition of Agreement Accounting Principles to the contrary, unless the Borrower otherwise elects by delivery of a notice delivered to the Administrative Agent, all obligations under any leases of any Person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect in the United States on January 31, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances, in each case denominated in Dollars, or, if the applicable Issuing Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the applicable Issuing Lender. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

~~“CDOR” is defined in the definition of “Eurocurrency Base Rate.”~~

“Cash Equivalents” shall mean, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (ii) issued by any agency of the United States of America and the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition and having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000 and (iii) has a rating of at least BBB+ from S&P and Baa1 from Moody’s; (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; and (g) shares of money market, mutual or similar funds which (i) invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in the case of clauses (x) and (y) be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50.0% of the then-outstanding shares of capital stock or equivalent interests of the Borrower the holders of which are ordinarily, in the absence of contingencies, entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis, even though the right to so vote has been suspended by the happening of such a contingency (the “Voting Stock”). Notwithstanding the foregoing, (a) neither the Spinoff nor any transaction entered into on or prior to the Closing Date in connection therewith will be considered to be a Change of Control and (b) a transaction will not be considered to be a Change of Control if (x) the Borrower becomes a direct or indirect wholly owned Subsidiary of another Person and (y) the shares of the Voting Stock of the Borrower outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction.

~~“Citibank” means Citibank, N.A., in its individual capacity, and its successors.~~

“Class” means, when used in reference to any Loan or Borrowing, whether such Loan or Borrowing is a Revolving Loan or Term Loan.

“Closing Date” means the date on which all of the conditions specified in Section 4.02 shall first be satisfied (or waived).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, ~~for each Lender, the obligation of such Lender to (i) make Revolving Loans to the Borrower pursuant to Section 2.01(a) and (ii) purchase participations in L/C Obligations pursuant to Section 2.03, in an aggregate principal amount not to exceed the amount set forth on the Commitment Schedule (which schedule shall set forth each Lender’s Commitment as of the Effective Date) or in an Assignment and Assumption executed pursuant to Section 12.01, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.01 or as otherwise modified from time to time pursuant to the terms hereof.~~collectively, the Revolving Commitments and the Term Loan Commitments.

“Commitment Fee” is defined in Section 2.05.

“Commitment Fee Payment Date” is defined in Section 2.05.

“Commitment Schedule” means the Schedule attached hereto and identified as such, identifying each Lender’s Commitment and each Issuing Lender’s L/C Commitment as of the Effective Date.

“Communication” is defined in Section 14.02.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Base Rate”, “Business Day”, “U.S. Government Securities Business Day”, “Interest Period” or any similar or analogous definition (or the addition of a new concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the addition of conversion or continuation and notices related thereto, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower, in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consenting Lender” is defined in Section 2.23.

“Consolidated Assets” means, at any date of determination, the total amount, as shown on or reflected in the most recent consolidated balance sheet of the Borrower and its subsidiaries as at the end of the Borrower’s fiscal quarter ending prior to such date, of all assets of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles (giving pro forma effect to any acquisition or disposition of Property of the Borrower or any of its subsidiaries involving the payment or receipt of consideration by the Borrower or any of its subsidiaries in excess of $220,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Consolidated Cash Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the Consolidated Interest Charges determined on a cash basis only.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus

(a)            the following (without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

(i)            Consolidated Interest Charges for such period;

(ii)          the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, including, without limitation, any franchise taxes or other taxes based on income, profits or capital and all other taxes that are included in the provision for income tax line item on the consolidated income statement of the Borrower and its Subsidiaries for such period;

(iii)         depreciation and amortization expense (excluding, for avoidance of doubt, amortization of deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period;

(iv)         any increases in deferred or unearned revenue or substantially equivalent items for such period (net of any increases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period);

(v)          all non-cash expenses, losses or charges for such period (other than any such non-cash expenses, losses or charges that represent an accrual or reserve for future cash expenses, losses or charges or that relate to the write-down of current assets), including, without limitation, non-cash stock based employee compensation expenses for such period and non-cash expenses, losses or charges for such period in connection with (A) “goodwill impairment losses” under FASB Statement 142, (B) unrealized losses resulting from mark-to-market accounting in respect of Rate Management Transactions and (C) unrealized losses on equity investments;

(vi)        in connection with any Acquisition (except for an Acquisition of the type set forth in clause (d) of the definition thereof) or non-ordinary course disposition of Property, all non-recurring restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments, and non-recurring fees and expenses, in each case paid during such period in connection with such Acquisition or non-ordinary course disposition of Property and within twelve (12) months of the completion of such Acquisition or non-ordinary course disposition of Property, as applicable; provided that the amount added back to Consolidated Net Income pursuant to this clause (vi) in respect of any such costs, fees, payments and expenses paid in cash in connection with all such Acquisitions and non-ordinary course dispositions shall not exceed 15% of Consolidated EBITDA (calculated before giving effect to this clause (vi) in the aggregate for any period of four fiscal quarters of the Borrower);

(vii)          any extraordinary, unusual or non-recurring expenses, charges or losses;

(viii)        transaction, integration and restructuring fees, costs and expenses incurred in connection with the Spinoff; provided that the amounts added back pursuant to this clause (viii) in respect of any such restructuring fees, costs and expenses incurred from and after June 30, 2022 may not exceed, with respect to any period of four consecutive fiscal quarters, $50,000,000 (it being understood and agreed no such limitation shall apply to any such fees, costs and expenses incurred prior to June 30, 2022);

(iix)         subject to the satisfaction or waiver of the Coyote Amendment Conditions and solely in connection with the Coyote Acquisition, the amount of “run-rate” (it being understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken in connection with the Coyote Acquisition, net of the amount of actual benefits realized during such period from such actions) cost savings, operating expense reductions and synergies projected by the Borrower in good faith resulting from action to be taken within 24 months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable and do not exceed fifty million Dollars ($50,000,000);

minus

(b)            the following (without duplication) to the extent included in calculating such Consolidated Net Income:

(i)            any extraordinary gains (less all fees and expenses related thereto);

(ii)          any decreases in deferred or unearned revenue or substantially equivalent items for such period (net of any decreases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period); and

(iii)          all non-cash income or gains for such period including, without limitation, unrealized gains resulting from mark-to-market accounting in respect of Rate Management Transactions and unrealized gains on equity investments.

In addition, in the event that the Borrower or any of its subsidiaries, during the relevant period, consummated an acquisition or disposition of Property involving the payment or receipt of consideration by the Borrower or any of its subsidiaries in excess of $220,000,000, Consolidated EBITDA will be determined giving pro forma effect to such acquisition or disposition as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) all interest, premium payments, amortization of debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP plus (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP (excluding, for the avoidance of doubt, any of the foregoing arising from guarantees by the Borrower or its Subsidiaries of Indebtedness or rent of XPO Logistics, Inc. or its other subsidiaries prior to the Spinoff Date).

In addition, in the event that the Borrower or any of its subsidiaries, during the relevant period, consummated an acquisition or disposition of Property involving the payment or receipt of consideration by the Borrower or any of its subsidiaries in excess of $220,000,000, Consolidated Interest Charges will be determined giving pro forma effect as if any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Cash Interest Charges for the most recently completed four fiscal quarters.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Indebtedness for Borrowed Money of the Borrower and its Subsidiaries (subject to the satisfaction or waiver of the Coyote Amendment Conditions, net of Unrestricted Cash) on a consolidated basis as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries calculated on a consolidated basis, net income for that period, as determined in accordance with Agreement Accounting Principles.

“Contingent Obligation” means, for any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person that constitute Indebtedness (other than Indebtedness of the type described in clause (v) of the definition of such term), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries, in each case, under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.09.

“Covenant Relief Period” means the period commencing on the Amendment No. 2 Effective Date through and including the Covenant Relief Termination Date.

“Covenant Relief Termination Date” means the earlier of (a) the last day of the fiscal quarter ending March 31, 2025 and (b) the date designated by the Borrower as the Covenant Relief Termination Date in a Covenant Relief Termination Notice.

“Covenant Relief Termination Notice” means a notice in writing delivered by the Borrower to the Administrative Agent designating a Covenant Relief Termination Date as contemplated by clause (b) of the definition thereof and certifying that, as of such Covenant Relief Termination Date, (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with Section 6.12(a)(ii) as of the last day of the immediately preceding fiscal quarter (determined as if the Covenant Relief Period had ended prior to such day and setting forth a reasonably detailed calculation of the Consolidated Leverage Ratio determined as of such day).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Coyote Acquisition” means, directly or indirectly, all of the issued and outstanding equity interests of Coyote Logistics Midco, Inc., Coyote Logistics UK Limited and Coyote Logistics Nederlands B.V., and certain related assets comprising the Coyote Sellers’ technology-driven, asset light based truckload freight brokerage services business, as well as certain assets used to conduct haulage, dedicated transport and warehousing services in the United Kingdom domestic market (collectively, the “Coyote Targets”), pursuant to the Coyote Purchase Agreement financed by the proceeds of, among other potential sources, (a) the Term Loans, (b) non-convertible preferred equity financing, which qualifies for equity treatment from rating agencies, warrants to purchase common stock and/or common stock issued in a private placement to investors that previously provided an equity commitment in connection with the Coyote Acquisition, in an aggregate amount of $550,000,000 (the “Coyote Equity Financing”) and/or (c) an additional issuance of the Borrower’s common stock.

“Coyote Bridge Commitments” means the bridge commitments set forth in the Coyote Bridge Commitment Letter.

"Coyote Bridge Commitment Letter” means that certain Amended and Restated Commitment Letter, dated on or about the Amendment No. 3 Effective Date, by and among the Borrower and the financial institutions party thereto, as may be amended, restated, supplemented, or otherwise modified from time to time

“~~Credit~~Coyote Bridge Facility” means ~~the credit facility established pursuant to Article 2~~that certain senior unsecured 364-day bridge loan facility in an amount up to $850,000,000 contemplated by the Coyote Bridge Commitment Letter.

“Coyote Equity Financing” has the meaning specified in the definition of “Coyote Acquisition”.

"Coyote Excess Equity Financing Amount” means the aggregate amount of net cash proceeds of any equity financing in excess of the Coyote Equity Financing and/or issuance of the Borrower’s common stock, other than any such net cash proceeds which reduce the Coyote Bridge Commitments.

“Coyote Purchase Agreement” means that certain Purchase Agreement, dated as of June 21, 2024 (as amended or otherwise modified from time to time), by and between the Borrower, as buyer, and the Coyote Sellers, as sellers.

“Coyote Sellers” means, collectively, United Parcel Service of America, Inc., UPS Corporate Finance S.À R.L. and UPS SCS (UK) LTD.

“Coyote Targets” has the meaning specified in the definition of “Coyote Acquisition”.

“Credit Parties” means the Borrower and each Guarantor.

“Currencies” means Dollars, each Foreign Currency and, as applicable, any Additional L/C Currency and “Currency” means any of such Currencies.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (b) CORRA for the day (such day a “CORRA Determination Date”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is an Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website and (b) the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 pm (New York City time) on the second U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” is defined in Section 2.23.

“Default” means an event described in Article 7.

“Defaulting Lender” means, subject to Section 2.21(g), any Lender that (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing) or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three (3) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower to confirm in a manner satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with its funding obligations, which request was made because of a reasonable concern by the Administrative Agent or the Borrower that such Lender may not be able to comply with its funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) become the subject of a Bail-In Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority unless such ownership or equity results in or provides such Lender with immunity from the jurisdiction of courts within the United States or any other nation or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(g)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is, or its government is, the subject or target of any Sanction~~.~~ (currently, Cuba, Iran, North Korea, Syria, the Crimea and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Disposition” means any sale, transfer or other disposition, or series of related sales, transfers, or dispositions (including pursuant to any merger, amalgamation or consolidation or by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law), of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the ~~Stated~~Final Maturity Date.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency or Additional L/C Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency or Additional L/C Currency.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all of the conditions specified in Section 4.01 shall first be satisfied (or waived).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.01(b)(v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 12.01(b)(iii)).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, cost of environmental remediation, fines, penalties or indemnities), resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) the rules or regulations promulgated thereunder.

“Erroneous Payment” is defined in Section 10.11(a).

“Erroneous Payment Return Deficiency” is defined in Section 10.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency ~~Advance~~Borrowing” or “Eurocurrency Loan” means ~~an Advance~~a Borrowing or Loan which, except as otherwise provided in Section 2.11, bears interest based on the applicable Eurocurrency Rate. Eurocurrency ~~Advances~~Borrowings and Eurocurrency Loans shall be denominated in a Foreign Currency. All Revolving Loans denominated in a Foreign Currency must be Eurocurrency Loans.

“Eurocurrency Base Rate” means, for any Interest Period with respect to a Eurocurrency Loan denominated in Canadian dollars, the rate per annum equal to the ~~Canadian Dealer Offered~~Term CORRA Rate ~~(“CDOR”)~~, as published ~~on the applicable Reuters screen page (or such other comparable commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Toronto, Ontario time) on the Rate~~by the Term CORRA Administrator on the Periodic Term CORRA Determination ~~Date with a term equivalent to such Interest Period~~Day.

If the Eurocurrency Base Rate shall be less than zero, such rate shall be deemed zero for all purposes of this Agreement.

“Eurocurrency Rate” means, with respect to a Eurocurrency ~~Advance~~Borrowing for the relevant Interest Period, the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent or an Issuing Lender, as applicable, for the purchase of such currency with another currency, as published on the applicable Reuters screen page (or such other source as may be agreed upon by the Administrative Agent or any Issuing Lender, as applicable, and the Borrower) at or about 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made. In the event that such rate does not appear on the applicable Reuters screen page (or such other source as may be agreed upon by the Administrative Agent or any Issuing Lender, as applicable, and the Borrower), the “Exchange Rate” with respect to the purchase of such currency with another currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent or any Issuing Lender, as applicable, and the Borrower, or, in the absence of such agreement, such “Exchange Rate” shall instead be the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office in respect of such currency at approximately 11:00 a.m. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent or an Issuing Lender, as applicable, may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” means (a) each Domestic Subsidiary that is prohibited from guaranteeing the Obligations hereunder by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to guarantee the Obligations hereunder (unless such consent, approval, license or authorization has been received), (b) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Obligations hereunder on the Closing Date or at the time such Subsidiary becomes a Subsidiary (to the extent not incurred in connection with becoming a Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (c) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (d) any Foreign Subsidiary, (e) any Securitization Subsidiary, (f) any Immaterial Subsidiary, (g) any ~~non-Wholly-Owned~~non-Wholly Owned Subsidiary, (h) any Subsidiary that is a captive insurance company and (i) any not-for profit Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on, with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits or similar Taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) (i) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Installation is located, or (ii) that are Other Connection Taxes, (b) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 3.05(e)(ii), (c) in the case of a Lender, any U.S. federal withholding Tax that is required to be imposed on amounts payable to such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18) pursuant to the laws in force at the time such Lender becomes a party hereto (or designates a new Lending Installation), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Installation (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.05(a)(i) or (ii), (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 3.05(e) and (e) any U.S. withholding Taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Letter of Credit” means each letter of credit listed on Schedule 2.03 issued prior to the Closing Date by a Person that is a Lender as of the Closing Date, which schedule shall be delivered to the Administrative Agent on or prior to the Closing Date (subject, for the avoidance of doubt, to the satisfaction (or waiver) of the conditions set forth in the first proviso to Section 2.03(a) as of the Closing Date).

“Existing Stated Maturity Date” is defined in Section 2.23.

~~“Facility Termination Date” means the earliest of (a) five (5) years following the Closing Date, or any later date to which this date may be extended pursuant to Section 2.23, provided that, in each case, if such date is not a Business Day, such date shall be the immediately preceding Business Day (this clause (a), the “Stated Maturity Date”), (b) if the RXO Distribution Condition has not been satisfied on or prior to such date, April 15, 2023 (or such later date as agreed to by Lenders holding 100% of the Aggregate Commitments) and (c) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.05 or Section 8.01 hereof.~~

“FATCA” means Sections 1471-1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements, treaty or convention entered into in connection with the implementation of the foregoing and any laws, rules and regulations adopted by a non-U.S. jurisdiction to effect any such intergovernmental agreement, treaty or convention.

“Facilities” means the Term Loan and the Revolving Credit Facility.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to ~~Citibank~~Goldman Sachs on such day on such transactions as determined by the Administrative Agent; provided, further that if the Federal Funds Effective Rate as determined pursuant to the foregoing shall be less than 0.0%, such rate shall be deemed 0.0% for all purposes of this Agreement.

~~“Fee Letters” means (a) the Citi Fee Letter, dated as of September 26, 2022, between the Borrower and Citibank, N.A., and (b) the Bank of America Fee Letter, dated as of September 26, 2022, among the Borrower, Bank of America, N.A., and BofA Securities, Inc., in each case, as the same may be amended, supplemented or otherwise modified from time to time.~~

“Fee Letter” means that certain Agent Fee Letter, dated as of July 31, 2024, by and among the Borrower and the Administrative Agent.

“Fitch” means Fitch, Inc., and its successors and assigns.

“Final Maturity Date” means the latest of (i) the latest Maturity Date and (ii) the date on which all Obligations (other than contingent indemnity obligations) under this Agreement and the other Loan Documents have been satisfied.

“Floor” means a rate of interest equal to zero.

“Foreign Currency” means Canadian Dollars or any other currency (other than Canadian Dollars) which is approved in accordance with Section 1.05.

“Foreign Lender” means any Lender that is not organized under the laws of the United States, any State thereof or the District of Columbia.

“Foreign Pension Plan” means any defined benefit plan as described in Section 3(35) of ERISA for which the Borrower, any Subsidiary or any member of the Controlled Group is a sponsor or administrator or to which the Borrower, any Subsidiary or any member of the Controlled Group has any liability, and which (a) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any member of its Controlled Group, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

“Foreign Subsidiary” means a Subsidiary of the Borrower that is not organized or established under the laws of the United States of America, any state thereof or the District of Columbia. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of a territory of the United States (including the Commonwealth of Puerto Rico) shall constitute a “Foreign Subsidiary” hereunder.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, subject to the Agreement Accounting Principles.

“Goldman Sachs” means Goldman Sachs Bank USA, in its individual capacity, and its successors.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means the guarantee of the Obligations of Borrower hereunder by the Guarantors in Article 16 hereunder or in a joinder agreement in accordance with Section 6.14 of this Agreement.

“Guarantors” means any Subsidiary of the Borrower that guarantees the Obligations hereunder by executing a joinder agreement in accordance with Section 4.02 or Section 6.14; provided that (i) upon the release or discharge of any such Person from its Guarantee in accordance with the terms of this Agreement, such Person shall cease to be a Guarantor and (ii) notwithstanding anything to the contrary in any Loan Document, in no event shall an Excluded Subsidiary be a Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Illegality Notice” is defined in Section 3.07(b).

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Increased Amount Date” is defined in Section 2.22.

“Incremental Revolving Credit Commitment” is defined in Section 2.22.

“Indebtedness” of a Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit and banker’s acceptances issued for the account of such Person, (iv) for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (v) for its Contingent Obligations, (vi) for its Net Mark-to-Market Exposure under Rate Management Transactions, (vii) for its Capitalized Lease Obligations, (viii) [Reserved], (ix) [Reserved] and (x) with respect to Disqualified Stock, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of, or production from, property or assets now or hereafter owned or acquired by such Person and (c) any other obligation or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

“Indebtedness for Borrowed Money” of a Person means, without duplication, (a) the outstanding principal amount of indebtedness for borrowed money (whether or not evidenced by bonds, debentures, notes or similar instruments), (b) obligations for the deferred purchase price of property or services (other than (i) trade accounts payable, intercompany charges and expenses, deferred revenue and other accrued liabilities (including deferred payments in respect of services by employees), in each case incurred in the ordinary course of business and (ii) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of the Borrower in accordance with GAAP), (c) Capitalized Lease Obligations, (d) unpaid reimbursement obligations with respect to drawn letters of credit and banker’s acceptances issued for the account of such Person (to the extent not already cash collateralized) and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a), (b), (c) or (d) above. Notwithstanding the foregoing, clause (c) shall not include any obligations of the Borrower or any Subsidiary classified as Capitalized Lease Obligations under GAAP or for other accounting purposes, but for which the Borrower and its Subsidiaries do not make and are not required to make any cash payment.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower hereunder.

“Indemnitee” is defined in Section 9.06(b).

“Information” is defined in Section 9.10.

“Interest Period” means, as to each SOFR ~~Advance~~Borrowing and each Eurocurrency ~~Advance~~Borrowing, the period commencing on the date such ~~Advance~~Borrowing is disbursed or converted to or continued as a SOFR ~~Advance~~Borrowing or Eurocurrency ~~Advance~~Borrowing and ending on but excluding the date one, three or six months thereafter; provided, that Interest Periods of six months for Eurocurrency ~~Advances~~Borrowings based on ~~CDOR~~Term CORRA shall not be available; provided, further, that if there is no such numerically corresponding day in such succeeding, third succeeding or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such succeeding, third succeeding or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No tenor that has been removed from this definition pursuant to Section 3.07(c)(iv) shall (unless reinstated pursuant thereto) be available for specification in any Borrowing Notice or Conversion/Continuation Notice.

“ISP” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of the relevant Letter of Credit).

“Issuing Lender” means each of (a) ~~Citibank~~Goldman Sachs Bank USA, (b) Citibank, N.A., (c) Bank of America, N.A., (~~c~~d) solely with respect to any Existing Letter of Credit, to the extent such person is not already an Issuing Lender, the Lender or Affiliate of a Lender that issued such Existing Letter of Credit and (~~d~~e) any other Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld, conditioned or delayed) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit.

“Judgment Currency” is defined in Section 15.06.

“L/C Commitment” means, as to (i) any Issuing Lender as of the Effective Date (other than pursuant to clause (d) of the definition thereof), the obligation of such Issuing Lender to issue Letters of Credit for the account of the Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to the amount set forth opposite the name of each such Issuing Lender on the Commitment Schedule, (ii) any Issuing Lender in respect of any Existing Letter of Credit, the amount of such Existing Letter of Credit and (iii) for any Issuing Lender becoming an Issuing Lender after the Effective Date, such amount as is separately agreed to in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case, as such amount may be changed after the Effective Date in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit plus (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.03(f). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.03.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all of the Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means the lesser of (a) $100,000,000 and (b) the Aggregate Commitment.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, as well as any Person that becomes a “Lender” hereunder pursuant to an Assignment and Assumption or Section 2.22.

“Lending Installation” means, with respect to a Lender or the Agents, the office, branch, subsidiary or affiliate of such Lender or Agent listed on the administrative information sheets provided to the Administrative Agent in connection herewith, or otherwise selected by such Lender or Agent pursuant to Section 2.16.

“Lender Joinder Agreement” means a joinder agreement in a form reasonably satisfactory to the Administrative Agent delivered in connection with Section 2.22.

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue, extend or increase a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 2.03, including each Existing Letter of Credit. Notwithstanding anything to the contrary contained herein, a letter of credit issued by any Issuing Lender (other than ~~Citibank~~Goldman Sachs at any time it is also acting as Administrative Agent) pursuant to Section 2.03 shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable Issuing Lender. A Letter of Credit may be denominated, at the option of the Borrower, in Dollars, any Foreign Currency, or, with respect to Letters of Credit issued by ~~Citibank~~Goldman Sachs and any other Issuing Lender who so agrees, any Additional L/C Currency.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means an extension of credit by a Lender to the Borrower in the form of a Revolving Loan or Term Loan.

“Loan Documents” means this Agreement, each Letter of Credit Application, any joinder agreement delivered in accordance with Section 4.02 or Section 6.14 pursuant to which a Subsidiary of the Borrower joins this Agreement as a Guarantor, each Lender Joinder Agreement, any Notes issued pursuant to Section 2.13 (if requested), the Agency Transfer Agreement, the Fee Letter, and each other document jointly designated as a “Loan Document” in writing by the Borrower and the Administrative Agent, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Major Subsidiary” means any Subsidiary of the Borrower which has at any time total assets (after intercompany eliminations) exceeding 10% of Consolidated Assets.

“Material Acquisition” means any Acquisition the total consideration for which is equal to or greater than $220,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole or (b) the rights of or remedies available to the Lenders or the Administrative Agent against the Credit Parties, taken as a whole, under the Loan Documents, taken as a whole.

“Material Subsidiary” means, each Wholly Owned Subsidiary of the Borrower which has total assets (after intercompany eliminations) exceeding 1% of Consolidated Assets as of the last date of any fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 6.01(a) or (b) (or, prior to the date such financial statements are first required to be delivered pursuant to Section 6.01(a) or (b) after the Spinoff Date, as of June 30, 2022).

“Maturity Date” means the Revolving Facility Termination Date and the Term Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount reasonably determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA that is subject to Title IV of ERISA and to which the Borrower, any Subsidiary or any member of the Controlled Group makes contributions, is obligated to make contributions or has any liability.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Note” is defined in Section 2.13(e).

“Obligations” means all Loans, L/C Obligations, debts, liabilities, obligations, covenants and duties owing by the Borrower to any of the Agents, any Lender, any Issuing Lender, the Arrangers, any affiliate of the Agents or any Lender, any Issuing Lender, the Arrangers, or any indemnitee under the provisions of Section 9.06 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (including, for the avoidance of doubt, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any proceeding under any Debtor Relief Law, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees, and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent’s or such Lender’s having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, documentary, intangible, recording or filing taxes or any similar taxes, charges or levies arising from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Outstanding Credit Exposure” means, as to any Lender at any time, (a) the Dollar Equivalent of the aggregate principal amount of its outstanding Revolving Loans at such time and (b) the Dollar Equivalent of such Lender’s Pro Rata Share of the aggregate L/C Obligations at such time.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent or any Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency or Additional L/C Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency or Additional L/C Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” is defined in Section 12.01(d).

“Participant Register” is defined in Section 12.01(d).

“Payment Date” means the last Business Day of each March, June, September and December and the Revolving Facility Termination Date.

“Payment Recipient” is defined in Section 10.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Refinancing” means, with respect to any Specified Indebtedness for Borrowed Money, any Specified Indebtedness for Borrowed Money issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Specified Indebtedness for Borrowed Money being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided that the principal amount thereof does not exceed the sum of (a) the principal amount of the Specified Indebtedness for Borrowed Money being Refinanced, plus (b) prepayment premiums (including tender premiums) and penalties, accrued interest, defeasance costs, and fees, costs and expenses incurred in connection therewith.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower, any Subsidiary or any member of the Controlled Group may have liability.

“Platform” is defined in Section 6.01.

“Preferred Stock” means any Equity Interest of the Borrower with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Pricing Schedule” means the Schedule identifying the Applicable Margin attached hereto identified as such.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitments at such time, or, if the Aggregate Commitments have been terminated, a portion equal to a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means the public credit rating for the Borrower’s senior unsecured, long-term debt without third-party credit enhancement by S&P and Moody’s.

“Public Lender” is defined in Section 6.01.

“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions: (1) the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Borrower or the applicable Subsidiary, as the case may be; (2) all sales of Securitization Assets and related assets by Borrower or the applicable Subsidiary (other than a Securitization Subsidiary) either to the applicable Securitization Subsidiary or directly to the applicable third-party financing providers (as the case may be) are made at fair market value (as determined in good faith by Borrower); and (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Borrower) and may include Standard Securitization Undertakings.

“Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent; provided, that if the Administrative Agent decides that any such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent.

“Rate Management Transaction” (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, the following shall not be deemed a “Rate Management Transaction”: (i) any phantom stock or similar plan (including any stock option plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries, (ii) any stock option or warrant agreement for the purchase of equity interests of the Borrower, (iii) the purchase of equity interests or Indebtedness (including securities convertible into equity interests) of the Borrower pursuant to delayed delivery contracts or (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by the Borrower.

“Ratings Date” means the first date on which (a) the Borrower achieves a public rating of BBB-, Baa3 and/or BBB- (or, in each case, higher), as applicable, from two of the three of S&P, Moody’s and Fitch and (b) no Default shall have occurred and be continuing.

“Register” is defined in Section 12.01(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 2.03(f) for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates, controlling Persons, successors and assigns, and the directors, officers, employees, agents and advisors of the foregoing.

“Relevant Governmental Body” means

(a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and

(b) with respect to a Benchmark Replacement in respect of any Foreign Currency,

(i) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either:

(A) such Benchmark Replacement or

(B) the administrator of such Benchmark Replacement, or

(ii) any working group or committee officially endorsed or convened by:

(A) the central bank for the currency in which such amounts are denominated,

(B) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement,

(C) a group of those central banks or other supervisors or

(D) the Financial Stability Board, or any part thereof or successor thereto.

“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code or of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Request for Credit Extension” means (a) with respect to a Revolving Borrowing, a Borrowing Notice and (b) with respect to the issuance of a Letter of Credit, a Letter of Credit Application.

“Required Lenders” means, on any date of determination, Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment on such date or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure on such date; provided that the Commitment of, and the portion of the Aggregate Outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requisite Amount” means $50,000,000.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on “Eurocurrency liabilities” (as defined in Regulation D).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“RXO Distribution Condition” shall be satisfied if the distribution of all the issued and outstanding shares of common stock of the Borrower to the shareholders of XPO Logistics, Inc. (the “Spinoff”, and the date of such Spinoff, the “Spinoff Date”) shall have been consummated in a manner substantially consistent in all material respects with the description thereof in the Borrower Form 10, except any failure or failures to be so consistent (i) to the extent relating to (A) any updates to the financial statements, other financial information, notes thereto and other information contained or to be contained therein in respect of subsequent periods in accordance with the rules and regulations of the SEC or otherwise relating to the passage of time, (B) information previously omitted, in whole or in part, in the Borrower Form 10 that is added in connection with the completion of the disclosures contained in the final Borrower Form 10 or (C) information required to be included therein by applicable law or regulation or included therein in response to any comment issued by the SEC or (ii) that, in the aggregate, are not material and adverse to the interests of the Lenders (in their capacity as such) (except as otherwise agreed by the Required Lenders).

“Revaluation Date” means (a) with respect to any Revolving Loan denominated in a Foreign Currency (i) the first day of each Interest Period applicable to such Revolving Loan, (ii) with an Interest Period longer than three months, at three-month intervals after the first day of such Interest Period and (iii) such additional dates as the Administrative Agent shall reasonably require and (b) with respect to any Letter of Credit issued in a Foreign Currency or Additional L/C Currency, each of the following: (i) the date of the issuance of such Letter of Credit (or amendment of a Letter of Credit that increases the face amount thereof), (ii) the first Business Day of every calendar quarter after the date of issuance thereof while such Letter of Credit is outstanding, (iii) such additional dates as the Administrative Agent shall reasonably require and (iv) the date of each drawing thereunder.

“Revolver Extension” means the extension of the Revolving Facility Termination Date to the date that is five (5) years following the earlier of (i) the Term Loan Funding Date (as defined in Amendment No. 4) or (ii) the date that the Coyote Amendment Conditions (as defined in Amendment No. 4) have been satisfied (or waived).

“Revolving Borrowing” means a borrowing hereunder (a) consisting of the aggregate amount of several Revolving Loans made by the Lenders on the same Borrowing Date or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans of the same Type and in the same currency and, in the case of Eurocurrency Loans, for the same Interest Period.

“Revolving Commitment” means, for each Revolving Lender, the obligation of such Revolving Lender to (i) make Revolving Loans to the Borrower pursuant to Section 2.01(a) and (ii) purchase participations in L/C Obligations pursuant to Section 2.03, in an aggregate principal amount not to exceed the amount set forth on the Commitment Schedule (which schedule shall set forth each Revolving Lender’s Commitment as of the Amendment No. 4 Effective Date) or in an Assignment and Assumption executed pursuant to Section 12.01, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.01 or as otherwise modified from time to time pursuant to the terms hereof.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article 2 (including any increase in such revolving credit facility established pursuant to Section 2.22).

“Revolving Facility Termination Date” means the earliest of (a)(i) if the Revolver Extension does not occur, five (5) years following the Closing Date, or any later date to which this date may be extended pursuant to Section 2.23 (this clause (a)(i), the “Non-Extended Stated Maturity Date”) or (ii) if the Revolver Extension occurs, five (5) years following the earlier of the Term Loan Funding Date (as defined in Amendment No. 4) and the date on which the Coyote Amendment Conditions have been satisfied or waived , or any later date to which this date may be extended pursuant to Section 2.23 (this clause (a)(ii), the “Extended Stated Maturity Date” and collectively with the Non-Extended Stated Maturity Date, “Stated Maturity Date”), (b) if the Revolver Extension occurs and to the extent more than $50,000,000 of the Senior Unsecured Notes remain outstanding on the date that is 91 days prior to the earlier of (A) the Extended Stated Maturity Date and (B) the then maturity date of the Senior Unsecured Notes (the date that is 91 days prior to such earlier date, the “Springing Revolver Maturity Date”), the Springing Revolver Maturity Date, unless the Senior Unsecured Notes have been refinanced or replaced with indebtedness that matures at least 91 days after the Extended Stated Maturity Date or otherwise amended or modified to mature at least 91 days after the Extended Stated Maturity Date, and (c) the date of termination in whole of the Aggregate Revolving Commitment pursuant to Section 2.05 or Section 8.01 hereof, provided that, in each case, if such date is not a Business Day, such date shall be the immediately preceding Business Day.

“Revolving Lender” means the lending institutions listed on the Commitment Schedule as having a Revolving Commitment and their respective successors and assigns, as well as any Person that becomes a “Revolving Lender” hereunder pursuant to an Assignment and Assumption or Section 2.22.

“Revolving Loan” means, with respect to a Revolving Lender, such Revolving Lender’s loan made pursuant to Section 2.01(a) (and any conversion or continuation thereof pursuant to Section 2.09).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors and assigns.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency or Additional L/C Currency, same day or other funds as may be determined by the Administrative Agent or any Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency or Additional L/C Currency.

“Sanction(s)” means any economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union ~~or His Majesty’s Treasury~~, any European Union Member State or the United Kingdom.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section” means a numbered Section of this Agreement, unless another document is specifically referenced.

“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by Borrower or any Subsidiary or in which Borrower or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) receivables, payment obligations, installment contracts, and similar rights, whether currently existing or arising or estimated to arise in the future, and whether in the form of accounts, chattel paper, general intangibles, instruments or otherwise (including any drafts, bills of exchange or similar notes and instruments), (2) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, including, without limitation, licensing fees, lease payments and similar revenue streams, (3) revenues related to distribution and merchandising of the products of Borrower and the Subsidiaries, (4) intellectual property rights relating to the generation of any of the foregoing types of assets, (5) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof and (6) any other assets and property to the extent customarily included in securitization transactions or factoring transactions of the relevant type in the applicable jurisdictions (as determined by Borrower in good faith).

“Securitization Financing” means any transaction or series of transactions that may be entered into by Borrower or any of its Subsidiaries pursuant to which Borrower or any of its Subsidiaries may sell, assign, convey or otherwise transfer to any other Person, or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily sold, assigned, conveyed or transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving Securitization Assets and any hedging obligations entered into by Borrower or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, dilution, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing with Borrower or any of its Subsidiaries in which Borrower or any of its Subsidiaries makes an investment and to which Borrower or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Borrower as a Securitization Subsidiary and: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Borrower or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Borrower or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Borrower or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which Borrower reasonably believes to be no less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Borrower (other than pursuant to Standard Securitization Undertakings); and (c) to which neither Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

“Senior Unsecured Notes” means the 7.500% senior unsecured notes due 2027 issued by the Borrower pursuant to that certain Indenture dated as of October 25, 2022 (as amended or otherwise modified from time to time) by and among the Borrower, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR ~~Advance~~Borrowing” or “SOFR Loan” means ~~an Advance~~a Borrowing or Loan which, except as otherwise provided in Section 2.11, bears interest based on Term SOFR. SOFR ~~Advances~~Borrowings and SOFR Loans shall be denominated in Dollars.

“Specified Indebtedness for Borrowed Money” means (a) Indebtedness for Borrowed Money described under clause (a) of the definition of Indebtedness for Borrowed Money of any Major Subsidiary that is not a Guarantor and (b) guarantees by any Major Subsidiary that is not a Guarantor of any Indebtedness for Borrowed Money described under clause (a) of the definition thereof.

“Spinoff” is defined in the definition of “RXO Distribution Condition.”

“Spinoff Date” is defined in the definition of “RXO Distribution Condition.”

“Springing Revolver Maturity Date” is defined in the definition of “Revolving Facility Termination Date”.

“Springing Term Maturity Date” is defined in the definition of “Term Maturity Date”.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, reimbursement obligations, performance undertakings, guarantees of performance and other customary payment obligations entered into by Borrower or any of its Subsidiaries, whether joint and several or otherwise, which Borrower has determined in good faith to be customary in a Securitization Financing including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity Date” is defined in the definition of “Revolving Facility Termination Date.”

“Subject Related Parties” means, with respect to any Person, such Person’s (a) controlling Persons, controlled Affiliates or subsidiaries, (b) directors, officers or employees of such Person or of any of its subsidiaries, controlled Affiliates or controlling Persons or (c) agents and advisors of such Person or of any of its subsidiaries, controlled Affiliates or controlling Persons.

“Subsidiary” of a Person means (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, on any date of determination, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than fifteen percent (15%) of the Consolidated Assets of the Borrower and its Subsidiaries on such date.

“Syndication Agent” means Bank of America, N.A., in its capacity as a syndication agent for the Lenders, and not in its individual capacity as a Lender.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for any calculation with respect to any Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation, plus 0.10%; provided that if the Term CORRA Rate as so determined would be less than 0.00% per annum, such rate shall be deemed to be 0.00% per annum for the purposes of this Agreement.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Loan Commitment” means, for each Term Lender, the obligation of such Term Lender to make Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth on the Commitment Schedule (which schedule shall set forth each Term Lender’s Commitment as of the Amendment No. 4 Effective Date) or in an Assignment and Assumption executed pursuant to Section 12.01, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.01 or as otherwise modified from time to time pursuant to the terms hereof. The aggregate Term Loan Commitment of all Term Lenders immediately prior to the Term Loan Funding Date (as defined in Amendment No. 4) is $200,000,000 as such amount will be automatically reduced by the Coyote Excess Equity Financing Amount on a pro rata basis.

“Term Lender” means the lending institutions listed on the Commitment Schedule as having a Term Loan Commitment and their respective successors and assigns, as well as any Person that becomes a “Term Lender” hereunder pursuant to an Assignment and Assumption or Section 2.22.

“Term Loan” means, with respect to a Term Lender, such Term Lender’s loan made pursuant to Section 2.01(b) (and any conversion or continuation thereof pursuant to Section 2.09).

“Term Maturity Date” means the earliest of (a) five (5) years following the Term Loan Funding Date as defined in Amendment No. 4 and (b) to the extent more than $50,000,000 of the Senior Unsecured Notes remain outstanding on the date that is 91 days prior to the earlier of (A) the date under clause (a) and (B) the then maturity date of the Senior Unsecured Notes (the date that is 91 days prior to such earlier date, the “Springing Term Maturity Date”), the Springing Term Maturity Date, unless the Senior Unsecured Notes have been refinanced or replaced with indebtedness that matures at least 91 days after the date under clause (a) or otherwise amended or modified to mature at least 91 days after the date under clause (a), provided that, in each case, if such date is not a Business Day, such date shall be the immediately preceding Business Day.

“Term SOFR” means,

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus 0.10%; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus 0.10%; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.0%, then Term SOFR shall be deemed to be 0.0%.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent (in its reasonable discretion and in a manner consistent with then-prevailing market practice) as the forward-looking term rate based on SOFR.

“Ticking Fee” is defined in Section 2.05(d).

“Ticking Fee Rate” means the percentage rate per annum which is applicable at such time as set forth under the heading “Ticking Fee” in the Pricing Schedule.

“Type” means, with respect to any ~~Advance~~Borrowing, its nature as a Base Rate ~~Advance~~Borrowing, a SOFR ~~Advance~~Borrowing or a Eurocurrency ~~Advance~~Borrowing.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plans’ assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single-employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries that are not “restricted” for purposes of GAAP.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“U.S. Tax Compliance Certificate” is defined in ~~Section 3.05(e)(ii)(B)(3)~~Section 3.05(e)(ii)(B)(3).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding equity interests or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

Section 1.02      Reserved.

Section 1.03      Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all automatic increases, if any, thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.04      Exchange Rates, Basket Calculations.

(a)            The Administrative Agent or the applicable Issuing Lender, respectively, shall determine the Exchange Rate in respect of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Revolving Loans and L/C Obligations, respectively, denominated in Foreign Currencies or Additional L/C Currencies, as applicable. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder, calculating the financial covenant and making calculations under the other covenants and Defaults hereunder, or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, or the applicable Issuing Lender, as applicable, based on the Exchange Rate in respect of the date of such determination as if such date were the Revaluation Date.

(b)            Wherever in this Agreement in connection with ~~an Advance~~a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such ~~Advance~~Borrowing, Eurocurrency Loan or Letter of Credit is denominated in a Foreign Currency or Additional L/C Currency, such amount shall be the relevant Foreign Currency or Additional L/C Currency equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency or Additional L/C Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date).

(c)            For purposes of determining compliance with Section 6.10 and Section 6.11, no Unmatured Default or Default shall be deemed to have occurred solely as a result of changes in Exchange Rates occurring after the time any Specified Indebtedness for Borrowed Money or Lien, as applicable, is created or incurred.

(d)            For purposes of determining compliance with Section 6.12, the amount of Indebtedness for Borrowed Money denominated in any currency other than Dollars will be converted into Dollars based on the relevant Exchange Rate(s) in effect as of the last day of the fiscal quarter of the Borrower for which the Consolidated Leverage Ratio is calculated.

(e)            The Administrative Agent shall provide written notice to the Borrower of each applicable Exchange Rate on, and the occurrence of, each Revaluation Date.

Section 1.05      Additional Foreign Currencies.

(a)            The Borrower may from time to time request Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definitions of “Foreign Currency” and “Additional L/C Currency”; provided that such requested currency is a lawful currency. Such request shall be subject to the approval of the Administrative Agent and the Lenders; or in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and applicable Issuing Lender.

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), ten (10) Business Days prior to the date of the desired ~~Advance~~Borrowing or the issuance of the applicable Letter of Credit (or such shorter period as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof. Each Lender (in the case of any such request pertaining to Loans) or the applicable Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), five (5) Business Days after receipt of such request (or such other time or date as may be agreed by the Administrative Agent in its sole discretion and notified to the Lenders) whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)            Any failure by a Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or Issuing Lender, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any ~~Advance~~Borrowing of Loans; and if the Administrative Agent and the applicable Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency (if also approved for purposes of any ~~Advance~~Borrowing of Loans or if approved by all Issuing Lenders) or Additional L/C Currency (if not so approved), as applicable, hereunder for purposes of any Letter of Credit issuances by such Issuing Lender. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower.

(d)            If such requested currency is deemed to be a Foreign Currency or an Additional L/C Currency, the Administrative Agent may (with the consent of the Borrower and no other Person) amend this Agreement and any other Loan Document to include the interest rate applicable to such currency and to apply conforming changes to relevant definitions and provisions.

Section 1.06      Change of Currency. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be reasonably necessary to reflect a change in currency of any country and any relevant market conventions or practices relating to the change in currency.

Article 2
The Credits

Section 2.01      Description of Facility; Commitment.

(a)            Revolving Loans. From and including the Closing Date and prior to the Revolving Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.03, each Revolving Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower in (at the Borrower’s election) Dollars or a Foreign Currency from time to time in amounts not to exceed in the aggregate at any one time outstanding its Pro Rata Share of the Aggregate Revolving Commitment; provided that after giving effect to such Revolving Loan, (i) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Revolving Commitment at such time and (ii) the Outstanding Credit Exposure of such Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow Revolving Loans at any time prior to the Revolving Facility Termination Date. The Revolving Commitments to lend hereunder shall expire automatically on the Revolving Facility Termination Date. Each Revolving Borrowing made under this Section 2.01(a) shall consist of Revolving Loans made from the several Revolving Lenders in accordance with their respective Pro Rata Shares of the Aggregate Revolving Commitment. Revolving Loans may be (i) with respect to Revolving Loans denominated in Dollars, (A) Base Rate Loans or (B) SOFR Loans and (ii) with respect to Revolving Loans denominated in Canadian Dollars, Eurocurrency Rate Loans.

(b)            Term Loans. On or following the Amendment No. 4 Effective Date, upon the satisfaction of the conditions precedent set forth in Section 4.04, each Term Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Term Loans to the Borrower in (at the Borrower’s election) Dollars or a Foreign Currency in amounts not to exceed such Term Lender’s Term Loan Commitment. Term Loans may be (i) with respect to Term Loans denominated in Dollars, (A) Base Rate Loans or (B) SOFR Loans and (ii) with respect to Term Loans denominated in Canadian Dollars, Eurocurrency Rate Loans. Term Loans that are repaid or prepaid may not be reborrowed.

(c)            ~~(b)~~ Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.01 shall be subject to the terms and conditions of Section 2.21.

Section 2.02      Maturity and Termination Date.

(a)            ~~Section 2.02~~ Revolving Facility Termination Date. ~~.~~ Any outstanding Revolving Loans and all other unpaid Obligations in respect of the Revolving Credit Facility (other than contingent indemnity obligations) shall be paid in full by the Borrower on the Revolving Facility Termination Date. ~~Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated,~~

(b)            Term Loan Commitment Termination Date. Term Loan Commitments shall terminate immediately following the funding thereof except to the extent previously terminated, such termination to occur upon the first to occur of (i) the consummation of the Coyote Acquisition without using the Term Loans, (ii) the termination of Borrower’s (or its affiliate) obligation to consummate the Coyote Acquisition pursuant to the Coyote Purchase Agreement, and (iii) the Outside Date (as defined in the Coyote Purchase Agreement as in effect on June 21, 2024 and as it may be extended in accordance with the terms of the Coyote Purchase Agreement as in effect on June 21, 2024). Any outstanding Term Loans and all other unpaid Obligations in respect of the Term Facility (other than contingent indemnity obligations) shall be paid in full by the Borrower on the Term Maturity Date.

(c)            Amortization. The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Term Lenders on the last day of March, June, September and December until the Term Maturity Date (or, if not a Business Day, the immediately preceding Business Day), (i) from December 31, 2026 until and including September 30, 2028, an amount equal to 1.25% of the aggregate principal amount of Term Loans as of the Term Loan Funding Date as defined in Amendment No. 4, (ii) from December 31, 2028 until and including June 30, 2029, an amount equal to 2.5% of the aggregate principal amount of Term Loans as of the Term Loan Funding Date as defined in Amendment No. 4, and (iii) on the Term Maturity Date, an amount equal to the aggregate principal amount of Term Loans outstanding on such date.

(d)            Final Maturity Date. Notwithstanding the termination of this Agreement, until the Final Maturity Date has occurred, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

Section 2.03      Letters of Credit.

(a)            Availability. From and including the Closing Date and subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Lenders set forth in Section 2.03(e), agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower or, subject to Section 2.03(k), any Subsidiary thereof. Letters of Credit may be issued on any Business Day from the Closing Date to but not including five (5) Business Days prior to the Revolving Facility Termination Date; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the Aggregate Outstanding Credit Exposure would exceed the Aggregate Revolving Commitment, (b) the L/C Obligations would exceed the L/C Sublimit or (c) the L/C Obligations attributable to Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s L/C Commitment. Each Letter of Credit shall (i) be denominated in (at the Borrower’s election) Dollars, any Foreign Currency or (solely with respect to ~~Citibank~~Goldman Sachs and any other Issuing Lender who agrees to issue Letters of Credit in the applicable currency) any Additional L/C Currency in a minimum amount of $100,000 (or such lesser amount as agreed to by the applicable Issuing Lender), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation reasonably acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Facility Termination Date provided, further that a Letter of Credit may, upon the request of the Borrower and the consent of the applicable Issuing Lender, be issued or renewed for a period beyond the date that is five (5) Business Days prior to the Revolving Facility Termination Date (it being understood that the Lenders shall automatically be released from their participation obligations with respect to any such Letter of Credit from and after the Revolving Facility Termination Date), and (iii) unless otherwise agreed by the applicable Issuing Lender and the Borrower, be subject to ISP 98 and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Effective Date and that such Issuing Lender in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally, (C) the conditions set forth in Section 4.03 are not satisfied or (D) such Issuing Lender does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested Foreign Currency or Additional L/C Currency, if applicable. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions, increases or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

(b)            Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.03 shall be subject to the terms and conditions of Section 2.20 and Section 2.21.

(c)            Procedures for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) an appropriately completed Letter of Credit Application therefor and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request. Upon receipt of any Letter of Credit Application and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request, the applicable Issuing Lender shall process such Letter of Credit Application in accordance with its customary procedures and shall, subject to this Section 2.03 and Section 4.03, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit, and the Administrative Agent shall promptly notify each Lender of the issuance and, upon request by any Revolving Lender, furnish to such Revolving Lender a copy of such Letter of Credit and the amount of such Revolving Lender’s participation therein.

(d)            Commissions and Other Charges.

(i)            Letter of Credit Fee. Subject to Section 2.21, the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit multiplied by (i) the Applicable Margin with respect to Revolving Loans that are SOFR Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on each Payment Date and after the Revolving Facility Termination Date on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 2.03 in accordance with their respective Pro Rata Share.

(ii)            Issuance Fee. In addition to the foregoing commission, the Borrower shall pay directly to each Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender at the rate of 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Such issuance fee shall be payable quarterly in arrears on each Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Facility Termination Date and thereafter on demand of the applicable Issuing Lender.

(iii)            Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

(e)            L/C Participations.

(i)            Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Pro Rata Share in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein the Dollar Equivalent of the amount equal to such L/C Participant’s Pro Rata Share of the amount of such draft, or any part thereof, which is not so reimbursed.

(ii)            Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 2.03(e)(i) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount, and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount (expressed as the Dollar Equivalent thereof) specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount times (ii) the daily average Federal Funds Effective Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section 2.03 shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section 2.03, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (New York time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (New York time) on any Business Day, such payment shall be due on the following Business Day.

(iii)            Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Pro Rata Share of such payment in accordance with this Section 2.03, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

(iv)            Each L/C Participant’s obligation to make the payments referred to in Section 2.03(e)(ii) and to purchase participating interests pursuant to Section 2.03(d)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Issuing Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Unmatured Default or Default or the failure to satisfy any of the other conditions specified in Section 4.03, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Issuing Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)            Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section 2.03 or with funds from other sources), in Same Day Funds, the applicable Issuing Lender on the first Business Day after the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (i) such draft so paid and (ii) any amounts referred to in Section 2.03(d)(iii) incurred by such Issuing Lender in connection with such payment. In the case of a Letter of Credit denominated in a Foreign Currency or Additional L/C Currency, the Borrower shall reimburse the applicable Issuing Lender in such Foreign Currency or Additional L/C Currency, as applicable, unless (A) the applicable Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the applicable Issuing Lender promptly following receipt of the notice of drawing that the Borrower will reimburse the applicable Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a Foreign Currency or Additional L/C Currency, the applicable Issuing Lender (through the Administrative Agent) shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Unless the Borrower shall promptly (and in any event not later than 11:00 a.m. (New York time) in the case of any Letter of Credit to be reimbursed in Dollars or the Applicable Time in the case of any Letter of Credit to be reimbursed in a Foreign Currency or Additional L/C Currency on the applicable repayment date) notify such Issuing Lender (and the Administrative Agent) that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Borrowing Notice to the Administrative Agent requesting that the Revolving Lenders make a Revolving Loan as a Base Rate Loan on the applicable repayment date in the amount of (i) such draft so paid (or, in the case of a Letter of Credit denominated in a Foreign Currency or Additional L/C Currency, the Dollar Equivalent of the amount of such draft so paid) and (ii) any amounts referred to in Section 2.03(d)(iii) incurred by such Issuing Lender in connection with such payment, and the Revolving Lenders shall make a Revolving Loan as a Base Rate Loan in such amount on such first Business Day after the date of the notice from the applicable Issuing Lender (through the Administrative Agent) to the Borrower referred to in the first sentence of this Section 2.03(f), the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with this Section 2.03 to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in this Section 2.03 or Section 4.03. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full. In the event that (x) a drawing of a Letter of Credit denominated in a Foreign Currency or Additional L/C Currency is to be reimbursed in Dollars pursuant to clause (B) of the second sentence of this subclause (f) and (y) the Dollar amount paid by the Borrower, whether on or after the applicable repayment date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Foreign Currency or Additional L/C Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Lender for the loss resulting from its inability on that date to purchase the Foreign Currency or Additional L/C Currency in the full amount of the drawing.

(g)            Obligations Absolute. The Borrower’s obligations under this Section 2.03 (including, without limitation, the Reimbursement Obligation) shall be absolute,  unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency or Additional L/C Currency to the Borrower or any Subsidiary or in the relevant markets generally, (ii) any lack of validity or enforceability of any Letter of Credit or this Agreement, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (v) any setoff, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions, interruptions or delays caused by such Issuing Lender’s gross negligence or willful misconduct of the terms of this Agreement, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct of its obligations under this Agreement, or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in the case of any such willful failure to pay, as determined by a court of competent jurisdiction by a final and non-appealable judgment, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conform to the requirements under such Letter of Credit.

(h)            Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall apply.

(i)            Resignation of Issuing Lenders. (i) Any Revolving Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the Borrower and the Administrative Agent)~~; provided that (a) it shall have assigned all of its Commitments and Loans pursuant to Section 12.01(b) hereof at or prior to the time of such resignation and (b) another Lender acceptable to the Borrower shall have assumed the L/C Commitments of such resigning Issuing Lender (and, to the extent such assuming Lender was not an Issuing Lender hereunder, such assuming Lender shall have become an Issuing Lender hereunder).~~.

(ii)            Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Lenders to take such actions as are required under Section 2.03(e)).

(j)            Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section 2.03(j), the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment (it being understood that any change to the L/C Commitment of any Issuing Lender shall only be made in accordance with the terms of the definition of “L/C Commitment”). No failure on the part of any Issuing Lender to provide such information pursuant to this Section 2.03(j) shall limit the obligations of the Borrower or any Revolving Lender hereunder with respect to its reimbursement and participation obligations hereunder.

(k)            Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)            Existing Letters of Credit. As of the Closing Date, each Existing Letter of Credit shall be deemed a Letter of Credit issued hereunder for all purposes under this Agreement without need for any further action by the Borrower or any other Person.

Section 2.04      ~~Types of Advances~~Classification of Borrowings. The ~~Advances~~Borrowings may consist of different Types (Base Rate Loans, SOFR Loans, Eurocurrency Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.08 and 2.09) and Classes (Revolving Loans and Term Loans).

Section 2.05      Fees; Reductions in Aggregate Commitment.

(a)            Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the ratable account of each Revolving Lender a commitment fee in Dollars (the “Commitment Fee”) at a per annum rate equal to the percentage set forth under the heading “Commitment Fee” in the Pricing Schedule on the daily actual excess of such Revolving Lender’s Revolving Commitment over such Revolving Lender’s Outstanding Credit Exposure (such excess, such Lender’s “Actual Unused Commitments”) as adjusted pursuant to Section 2.05(c) from and including the Closing Date to and including the date on which this Agreement is terminated in full and all Obligations hereunder (other than contingent indemnity obligations) have been paid in full pursuant to Section 2.02, payable quarterly in arrears on each Payment Date after the Closing Date; provided that no Commitment Fee shall accrue hereunder with respect to the Actual Unused Commitment of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender.

(b)            Fee Letter. The Borrower shall pay to the Administrative Agent for its own account ~~(or for the account of the Lenders)~~ fees in Dollars in the amounts and at the times specified in the ~~applicable~~ Fee Letter. ~~Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.~~

(c)            Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably (except as provided in Section 2.18) among the Revolving Lenders, in integral multiples of $3,000,000 or any whole multiple of $1,000,000 in excess thereof, by giving the Administrative Agent notice of such reduction not later than 11:00 a.m. (New York time) on any Business Day, which notice shall specify the amount of any such reduction and which notice may be conditioned upon the occurrence of one or more events specified therein; provided, however, that the amount of the Aggregate Revolving Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of all of the obligations of the Revolving Lenders to make Revolving Loans.

(d)            Ticking Fee. The Borrower shall pay, or cause to be paid, to the Administrative Agent, for the ratable account of each Lender, a ticking fee in Dollars (the “Ticking Fee”) which shall accrue at a per annum rate equal to the Ticking Fee Rate on the aggregate outstanding ~~Commitments~~Term Loan Commitment of each such Lender under the Credit Facility~~, as adjusted pursuant to Section 2.05(c), on each day~~  from and including the ~~date that is ninety (90) days after the Effective Date to but excluding the earlier of (i) the Closing Date and (ii) the date on which the Commitments hereunder have been terminated in full. Any such Ticking Fee shall be payable on~~Amendment No. 4 Effective Date until and including the earlier to occur of ~~clauses (i) and (ii) in the immediately preceding sentence~~the funding or termination of the Term Loan Commitments; provided that no Ticking Fee shall accrue hereunder with respect to the Term Loan Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender with respect to its Term Loan Commitments. Any such Ticking Fee shall be payable on the earlier to occur of the funding or termination of the Term Loan Commitments.

Section 2.06      Minimum Amount of Each ~~Advance~~Borrowing. Each SOFR ~~Advance~~Borrowing shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), each Eurocurrency ~~Advance~~Borrowing shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof) and each Base Rate ~~Advance~~Borrowing shall be in the minimum amount of $3,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any SOFR ~~Advance~~Borrowing, Eurocurrency ~~Advance~~Borrowing or Base Rate ~~Advance~~Borrowing may be in the amount of the unused Aggregate Commitment. The Borrower shall not request a SOFR ~~Advance~~Borrowing or Eurocurrency ~~Advance~~Borrowing if, after giving effect to the requested ~~Advance~~Borrowing, more than ten (10) Interest Periods would be in effect (unless such limit has been waived by the Administrative Agent in its sole discretion).

Section 2.07      Prepayments, Optional Prepayments.

(a)            The Borrower may from time to time pay, without penalty or premium, all of its outstanding Base Rate ~~Advances~~Borrowings, or, in a minimum aggregate amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding Base Rate ~~Advances~~Borrowings, upon prior notice to the Administrative Agent substantially in the form of Exhibit C, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by an Authorized Officer of the Borrower stating the proposed date and aggregate principal amount of the applicable prepayments at or before 11:00 a.m. (New York time) on the date of such payment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.04 but without penalty or premium, all of its outstanding SOFR ~~Advances~~Borrowings, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding SOFR ~~Advances~~Borrowings upon prior notice to the Administrative Agent substantially in the form of Exhibit C, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by an Authorized Officer of the Borrower stating the proposed date and aggregate principal amount of the applicable prepayments at or before 11:00 a.m. (New York time) at least three (3) Business Days’ prior to the date of such payment (or, subject to the payment of any funding indemnification amounts required by Section 3.04, such other prior notice as the Administrative Agent may agree to). The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.04 but without penalty or premium, all of its outstanding Eurocurrency ~~Advances~~Borrowings, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding Eurocurrency ~~Advances~~Borrowings upon prior notice to the Administrative Agent substantially in the form of Exhibit C, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by an Authorized Officer of the Borrower stating the proposed date and aggregate principal amount of the applicable prepayments at or before 11:00 a.m. (New York time) at least four (4) Business Days’ prior to the date of such payment (or, subject to the payment of any funding indemnification amounts required by Section 3.04, such other prior notice as the Administrative Agent may agree to). Subject to Section 2.21, each such prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans of the Revolving Lenders included in such Revolving Borrowing in accordance with their respective Pro Rata Share of Revolving Commitments. Any notice delivered pursuant to this Section 2.07 may be conditioned upon the occurrence of one or more events specified therein.

(b)            If on any Revaluation Date, as a result of a fluctuation of the Exchange Rate, the Aggregate Outstanding Credit Exposure exceeds 105% of the Aggregate Commitment, the Borrower agrees to repay within five Business Days of receiving notice from the Administrative Agent thereof, by payment to the Administrative Agent for the ratable account of the Lenders, extensions of credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Revolving Loans and second, with respect to any Letters of Credit then outstanding, as a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Lenders, in an amount equal to such excess, or take such other action to the extent necessary to eliminate any such excess.

Section 2.08      Method of Selecting Types and Interest Periods for New ~~Advances~~Borrowings. The Borrower shall select the Type of ~~Advance~~Borrowing and, in the case of each SOFR ~~Advance~~Borrowing and each Eurocurrency ~~Advance~~Borrowing, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent notice (which notice may be conditioned on the satisfaction or waiver (in accordance with Section 8.02) of the conditions set forth in Section 4.03) substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by an Authorized Officer of the Borrower (a “Borrowing Notice”) not later than 11:00 a.m. (New York time) on the Borrowing Date of each Base Rate ~~Advance~~Borrowing, 11:00 a.m. (New York time) three (3) Business Days’ before the Borrowing Date for each SOFR ~~Advance~~Borrowing and 11:00 a.m. (New York time) four (4) Business Days’ before the Borrowing Date for each Eurocurrency ~~Advance~~Borrowing. A Borrowing Notice shall specify:

(a)            the Borrowing Date, which shall be a Business Day, of such ~~Advance~~Borrowing,

(b)            the aggregate amount and currency of such ~~Advance~~Borrowing,

(c)             the Type of ~~Advance~~Borrowing selected (which in the case of ~~an Advance~~a Borrowing made in Dollars shall be a Base Rate ~~Advance~~Borrowing or a SOFR ~~Advance~~Borrowing, and in the case of ~~an Advance~~a Borrowing made in Canadian Dollars shall be a Eurocurrency ~~Advance~~Borrowing),

(d)            in the case of each SOFR ~~Advance~~Borrowing and each Eurocurrency ~~Advance~~Borrowing, the Interest Period applicable thereto, and

(e)            the location and number of the Borrower’s account to which proceeds of the ~~Advance~~Borrowing are to be disbursed.

If no Interest Period is specified with respect to any requested SOFR ~~Advance~~Borrowing or Eurocurrency ~~Advance~~Borrowing, the Borrower will be deemed to have selected, in each case, an Interest Period of one month’s duration.

If the Borrower fails to specify a currency in a Borrowing Notice requesting ~~an Advance~~a Borrowing, then the ~~Advance~~Borrowing so requested shall be made in Dollars.

Section 2.09      Conversion and Continuation of Outstanding ~~Advances~~Borrowings. Base Rate ~~Advances~~Borrowings shall continue as Base Rate ~~Advances~~Borrowings unless and until such Base Rate ~~Advances~~Borrowings are converted into SOFR ~~Advances~~Borrowings pursuant to this Section 2.09 or are repaid in accordance with Section 2.07. Each SOFR ~~Advance~~Borrowing shall continue as a SOFR ~~Advance~~Borrowing until the end of the then applicable Interest Period therefor, at which time such SOFR ~~Advance~~Borrowing shall be automatically converted or continued, as applicable, into a SOFR ~~Advance~~Borrowing with an Interest Period of one month, unless (x) such SOFR ~~Advance~~Borrowing is or was repaid in accordance with Section 2.07 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such SOFR ~~Advance~~Borrowing convert to a Base Rate ~~Advance~~Borrowing or continue as a SOFR ~~Advance~~Borrowing for the same or another Interest Period. Each Eurocurrency ~~Advance~~Borrowing shall continue as a Eurocurrency ~~Advance~~Borrowing until the end of the then applicable Interest Period therefor, at which time such Eurocurrency ~~Advance~~Borrowing shall be automatically continued as a Eurocurrency ~~Advance~~Borrowing in its original currency with an Interest Period of one month, unless (x) such Eurocurrency ~~Advance~~Borrowing is or was repaid in accordance with Section 2.07 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency ~~Advance~~Borrowing continue as a Eurocurrency ~~Advance~~Borrowing for the same or another Interest Period. Subject to the terms of Section 2.06, the Borrower may elect from time to time to convert all or any part of a Base Rate ~~Advance~~Borrowing into a SOFR ~~Advance~~Borrowing. No ~~Advance~~Borrowing may be converted into or continued as ~~an Advance~~a Borrowing denominated in a different currency, but instead must be repaid in the original currency of such ~~Advance~~Borrowing and reborrowed in the other currency. No ~~Advance~~Borrowing made in a Foreign Currency may be converted into a Base Rate ~~Advance~~Borrowing or a SOFR ~~Advance~~Borrowing, but instead must be prepaid as a Eurocurrency ~~Advance~~Borrowing and reborrowed in Dollars. No ~~Advance~~Borrowing made in Dollars may be converted into a Eurocurrency ~~Advance~~Borrowing, but instead must be prepaid as a Base Rate ~~Advance~~Borrowing or SOFR ~~Advance~~Borrowing, as applicable, and reborrowed in a Foreign Currency. Notwithstanding anything to the contrary contained in this Section 2.09, when any Default has occurred and is continuing (I) no Dollar-denominated ~~Advance~~Borrowing may be converted or continued as a SOFR ~~Advance~~Borrowing (except with the consent of the Required Lenders) and (II) no Eurocurrency ~~Advance~~Borrowing shall be continued other than as a Eurocurrency Loan in its original currency with an Interest Period of one month. The Borrower shall give the Administrative Agent notice substantially in the form of Exhibit F (a “Conversion/Continuation Notice”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by an Authorized Officer of the Borrower, of each conversion of a Base Rate ~~Advance~~Borrowing into a SOFR ~~Advance~~Borrowing, conversion of a SOFR ~~Advance~~Borrowing into a Base Rate ~~Advance~~Borrowing or continuation of a SOFR ~~Advance~~Borrowing or of a Eurocurrency ~~Advance~~Borrowing, in each case, not later than 11:00 a.m. (New York time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(a)            the requested date, which shall be a Business Day, of such conversion or continuation,

(b)            the aggregate amount and Type of the ~~Advance~~Borrowing which is to be converted to a SOFR ~~Advance~~Borrowing, converted to a Base Rate ~~Advance~~Borrowing, continued as a SOFR ~~Advance~~Borrowing or continued as a Eurocurrency ~~Advance~~Borrowing; provided that no ~~Advance~~Borrowing made in a Foreign Currency may be converted into a Base Rate ~~Advance~~Borrowing or a SOFR ~~Advance~~Borrowing, and

(c)            the duration of the Interest Period applicable thereto.

Section 2.10      Interest Rates. Each Base Rate ~~Advance~~Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the date such ~~Advance~~Borrowing is made or is converted from a SOFR ~~Advance~~Borrowing into a Base Rate ~~Advance~~Borrowing, to but excluding the date it is paid or is converted into a SOFR ~~Advance~~Borrowing pursuant to Section 2.09 hereof, at a rate per annum equal to the Base Rate plus the Applicable Margin for such day. Changes in the rate of interest on that portion of any ~~Advance~~Borrowing maintained as a Base Rate ~~Advance~~Borrowing will take effect simultaneously with each change in the Base Rate. Each SOFR ~~Advance~~Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Term SOFR rate for the applicable period plus the Applicable Margin. Each Eurocurrency ~~Advance~~Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurocurrency Rate for the applicable period plus the Applicable Margin. No Interest Period may end after the Revolving Facility Termination Date.

Section 2.11      Rates Applicable After Default. During the continuance of a Default under Section 7.02 the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.02 requiring unanimous consent of the Lenders to changes in interest rates and which election and notice shall not be required after a Default or Unmatured Default under Section 7.05 or 7.06), declare that interest on the overdue amount of the Loans shall be payable at a rate (after as well as before the commencement of any proceeding under any Debtor Relief Laws) equal to 2% per annum in excess of the rate otherwise payable thereon (and, with respect to any other overdue amounts, shall bear interest at a rate equal to the Base Rate plus the Applicable Margin applicable to Base Rate Loans plus 2% per annum) commencing on the date of such Default and continuing until such Default is cured or waived.

Section 2.12      Method of Payment. Except as otherwise specified herein, all payments by the Borrower of principal, interest, fees and its other Obligations shall be made, (i) with respect to ~~Revolving~~ Loans denominated in Dollars, Letters of Credit denominated in Dollars and the Aggregate Commitments, in Dollars, and (ii) with respect to ~~Revolving~~ Loans denominated in any Foreign Currency and Letters of Credit denominated in Foreign Currency or Additional L/C Currency, in the applicable Foreign Currency or Additional L/C Currency in which such ~~Revolving~~ Loans or Letters of Credit are denominated; provided, that in the case of a Letter of Credit denominated in a Foreign Currency or Additional L/C Currency, reimbursements by the Borrower may be made in Dollars in accordance with Section 2.03(f). All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article 13, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time), in the case of any payments made in Dollars, and not later than the Applicable Time, in the case of any payments made in a Foreign Currency or Additional L/C Currency, in each case, on the date when due and shall be applied ratably by the Administrative Agent among the Lenders entitled thereto. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

Section 2.13      Noteless Agreement; Evidence of Indebtedness.

(a)            Each Lender and each Issuing Lender shall maintain in accordance with its usual practice an account or accounts evidencing the extensions of credit made by such Lender or Issuing Lender, as applicable, to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)            The Administrative Agent shall also maintain accounts in which it will record (A) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (C) the effective date and amount of each Assignment and Assumption delivered to and accepted by it and the parties thereto pursuant to Section 12.01, (D) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (E) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control absent manifest error.

(c)            The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent, any Issuing Lender or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay its Obligations in accordance with their terms.

(d)            In addition to the accounts and records referred to in clauses (a) and (b) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)            Any Lender may request that the Loans made or to be made by it be evidenced by a promissory note in substantially the form of Exhibit D (each, a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender (or its registered assigns). Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.01) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.01, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

Section 2.14      Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate ~~Advance~~Borrowing shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, and on any date on which the Base Rate ~~Advance~~Borrowing is prepaid, whether due to acceleration or otherwise. Interest accrued on that portion of the outstanding principal amount of any Base Rate ~~Advance~~Borrowing converted into a SOFR ~~Advance~~Borrowing on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency ~~Advance~~Borrowing or SOFR ~~Advance~~Borrowing shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency ~~Advance~~Borrowing or SOFR ~~Advance~~Borrowing, as applicable, is prepaid, whether by acceleration or otherwise, and on the ~~Facility Termination~~Final Maturity Date. Interest accrued on each Eurocurrency ~~Advance~~Borrowing and each SOFR ~~Advance~~Borrowing having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. With respect to (a) interest on all ~~Advances~~Borrowings (other than Base Rate Loans where the interest is based on the Prime Rate and Eurocurrency ~~Advances~~Borrowings based on ~~CDOR~~Term CORRA), Commitment Fees and other fees hereunder, such interest or fees shall be calculated for actual days elapsed on the basis of a 360-day year and (b) interest on ~~Advances~~Borrowings (1) which are Base Rate Loans where the interest is based on the Prime Rate and (2) Eurocurrency ~~Advances~~Borrowings based on ~~CDOR~~Term CORRA, such interest shall be calculated for actual days elapsed on the basis of a 365/366 day year. Interest shall be payable for the day ~~an Advance~~a Borrowing is made but not for the day of any payment on the amount paid if payment is received prior to (x) 1:00 p.m. (New York time), in the case of ~~an Advance~~a Borrowing denominated in Dollars or (y) the Applicable Time, in the case of ~~an Advance~~a Borrowing denominated in a Foreign Currency, in each case, at the place of payment. If any payment of principal of or interest on ~~an Advance~~a Borrowing, any fees or any other amounts payable to any Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

Section 2.15          Notification of ~~Advances~~Borrowings, Interest Rates, Prepayments and Commitment Reductions; Availability of Revolving Loans. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and prepayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each ~~Advance~~Borrowing promptly upon determination of such interest rate and will give prompt notice of each change in the Base Rate. Not later than 1:00 p.m. (New York time), in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time, in the case of any Revolving Loan denominated in a Foreign Currency on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available to the Administrative Agent’s Office for the applicable currency. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address not later than 3:00 p.m. (New York time), in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time, in the case of any Revolving Loan denominated in a Foreign Currency on each Borrowing Date.

Section 2.16          Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

Section 2.17          Payments Generally; Administrative Agent’s Clawback.

(a)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any ~~Advance~~Borrowing of Eurocurrency Loans or SOFR Loans (or, in the case of any ~~Advance~~Borrowing of Base Rate Loans, prior to 12:00 noon (New York time) on the date of any such ~~Advance~~Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such ~~Advance~~Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.15 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable ~~Advance~~Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable ~~Advance~~Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such ~~Advance~~Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)            Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the ratable account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make ~~Revolving~~ Loans, to issue or participate in Letters of Credit and to make payments pursuant to Section 9.06(c) are several and not joint. The failure of any Lender to make any ~~Revolving~~ Loan, to fund any such participation or to make any payment under Section 9.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its ~~Revolving~~ Loan, to purchase its participation or to make its payment under Section 9.06(c).

Section 2.18          Replacement of Lender. If any Lender requests compensation under Section 3.01 or 3.02, or if any Lender gives notice to the Borrower pursuant to Section 3.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05, or if any Lender is a Defaulting Lender or a Declining Lender, or if a Lender fails to consent to an amendment or waiver approved by the Required Lenders as to any matter for which such Lender’s consent is needed, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.01), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)            The Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.01(b)(iv);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letter of Credit draws, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 3.05, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable laws; and

(e)            in the case of any such assignment resulting from a failure to consent to an amendment or waiver approved by the Required Lenders, such assignee shall have consented to the relevant amendment or waiver.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.19          Sharing of Payments by Lenders. Except as otherwise specified herein, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its Pro Rata Share to which it is entitled pursuant hereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(c)             ~~(b)~~ the provisions of this Section 2.19 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or payments made on any ~~Existing Stated~~ Maturity Date pursuant to Section 2.23), (y) the application of Cash Collateral as provided in Section 2.20 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this Section 2.19 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.20          Cash Collateral.

(a)            Cash Collateralization. If there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender (determined after giving effect to Section 2.21 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)            Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 or 8.01 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)            Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lenders that there exists excess Cash Collateral; provided that, subject to Section 2.21, the Person providing Cash Collateral and the Issuing Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 2.21          Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(b)            Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.02 and the definition of Required Lender.

(c)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender under this Agreement or the other Loan Documents (whether voluntary or mandatory, at maturity, pursuant to Section 8.01 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.01) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender in accordance with Section 2.20 with a corresponding release of any Cash Collateral provided by the Borrower and/or a reversal of any reallocations made among the Revolving Lenders with respect to such Fronting Exposure pursuant to Section 2.21(e); fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan or funded participation in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to (A) satisfy obligations of that Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied first to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Aggregate Commitment under the ~~Revolving Credit Facility~~Facilities without giving effect to Section 2.22(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(d)            Certain Fees. The Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) for any period during which that Lender is a Defaulting Lender. Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 2.03 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20. With respect to any letter of credit commission not required to be paid to any Defaulting Lender, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (e) below, (2) pay to each applicable Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(e)            Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 15.07, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(f)             Cash Collateral. If the reallocation described in clause (e) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.

(g)            Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(h)            New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.22          Incremental Loans. At any time after the Closing Date and prior to the Revolving Facility Termination Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in the Aggregate Revolving Commitment (any such increase, an “Incremental Revolving Credit Commitment”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase”); provided that (1) the total aggregate principal amount for all such increases during the term of this Agreement shall not exceed $200,000,000 and (2) the total aggregate amount for each Incremental Revolving Credit Increase shall not be less than $15,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Increase shall be effective. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”). Any Incremental Revolving Credit Commitments shall become effective as of such Increased Amount Date; provided that:

(a)            no Unmatured Default or Default shall exist on such Increased Amount Date;

(b)            each of the representations and warranties contained in Article 5 shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) as of such earlier date);

(c)            in the case of each Incremental Revolving Credit Increase:

(i)            the outstanding Revolving Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Pro Rata Share (and the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.04 in connection with such reallocation as if such reallocation were a repayment); and

(ii)           such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement(s) may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22);

(d)            No existing Lender shall be obligated to participate in any Incremental Revolving Credit Increase, and each Lender’s decision to provide (or not provide) an Incremental Revolving Credit Commitment in any instance shall be made in such Lender’s sole and absolute discretion in each case.

(e)            On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender hereunder.

Section 2.23          Extension. On not more than two occasions following the Closing Date during the term of this Agreement, and no more than once in any 12-month period, the Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 60 days prior to the proposed effective date of an extension (such date of effectiveness, an “Extension Date”), request that the Lenders extend the Stated Maturity Date and the Revolving Commitments for a period of one year from the Stated Maturity Date then in effect hereunder (the then “Existing Stated Maturity Date”). Each Lender shall, by notice to the Borrower and the Administrative Agent, given no later than 15 days (or such other date specified by the Borrower in such written notice delivered pursuant to the immediately preceding sentence or any supplement thereto) after such written notice is delivered to the Administrative Agent, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension, a “Consenting Lender” and each Lender declining to agree to a requested extension, a “Declining Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by the applicable deadline shall be deemed to have declined to agree to such extension and shall be a Declining Lender (unless such Lender subsequently agrees to such requested extension and the Borrower elects in its sole discretion to treat such Lender as a Consenting Lender). If Lenders constituting the Required Lenders shall have agreed to any such extension request, then the Stated Maturity Date shall, as to the Consenting Lenders and any Lender replacing a Declining Lender, be extended on the Extension Date to the date that is one year after the then Existing Stated Maturity Date. The decision to agree or withhold agreement to any Stated Maturity Date extension request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Existing Stated Maturity Date applicable to such Declining Lender. The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Stated Maturity Date applicable to such Declining Lenders, and on the Existing Stated Maturity Date applicable to such Declining Lenders, the Borrower shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the sum of the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Revolving Commitments. Notwithstanding the foregoing provisions of this paragraph, the Borrower shall have the right, pursuant to and in accordance with the requirements of Section 12.01, at any time prior to any Existing Stated Maturity Date, to cause a Declining Lender to assign its interests, rights and obligations hereunder to a Lender or (subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), solely to the extent such consent would be required for an assignment pursuant to Section 12.01) other Eligible Assignee that agrees to a request for the extension of the Existing Stated Maturity Date, and any such assignee shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Stated Maturity Date pursuant to this paragraph shall become effective unless (i) on the applicable Extension Date, no Unmatured Default or Default has occurred and is continuing, (ii) each of the representations and warranties set forth in Article 5 of this Agreement is true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties are true and correct in all respects) as of such Extension Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall have been true and correct in all respects) on and as of such earlier date, (iii) the remaining maturity of the Commitments, after giving effect to such extension, does not exceed five years from the applicable Extension Date and (iv) the Administrative Agent shall have received an officer’s certificate, signed by an Authorized Officer of the Borrower, certifying that the foregoing conditions (i) and (ii) are satisfied as of the applicable Extension Date.

Article 3
Yield Protection; Taxes

Section 3.01          Yield Protection. If, on or after the date of this Agreement, any Change in Law:

(i)            imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate) or any Issuing Lender;

(ii)           subjects any Lender or Issuing Lender to any Tax of any kind whatsoever (except for Indemnified Taxes or Other Taxes covered by Section 3.05 and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          imposes on any Lender or any Issuing Lender any other condition, cost or expense affecting this Agreement or SOFR Loans or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any SOFR Loans or Eurocurrency Loans (or, in the case of a Change in Law with respect to Taxes, any Loan) or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Lender, the Borrower shall pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender or Issuing Lender shall be entitled to seek compensation under this Section 3.01 unless such Lender or Issuing Lender is generally seeking compensation from other borrowers that are similarly situated to and of similar creditworthiness with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.01.

Section 3.02          Changes in Capital Adequacy Regulations; Certificates for Reimbursement; Delay in Requests.

(a)            Changes in Capital Adequacy. If any Lender or Issuing Lender determines that any Change in Law after the date of this Agreement affecting such Lender or Issuing Lender or any Lending Installation of such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender such Lender’s or Issuing Lender’s holding company for any such reduction suffered. Notwithstanding the foregoing, no Lender or Issuing Lender shall be entitled to seek compensation under this Section 3.02 unless such Lender or Issuing Lender is generally seeking compensation from other borrowers that are similarly situated to and of similar creditworthiness with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.02.

(b)            Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, such Issuing Lender or their respective holding companies, as the case may be, as specified in Section 3.01 or subsection (a) of this Section 3.02 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay to such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(c)            Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 3.02 or Section 3.01 shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender, as the case may be, pursuant to the foregoing provisions of this Section 3.02 or Section 3.01 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)            Additional Reserve Requirements. The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans denominated in a Foreign Currency, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least thirty (30) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. Such Lender shall deliver a certificate to the Borrower setting forth in reasonable detail a calculation of such actual costs incurred by such Lender and shall certify that it is generally charging such costs to similarly situated customers of similar creditworthiness of the applicable Lender under agreements having provisions similar to this Section 3.02(d). If a Lender fails to give notice thirty (30) days prior to the relevant interest payment date, such additional costs shall be due and payable thirty (30) days from receipt of such notice. For the avoidance of doubt, any amounts paid under this Section 3.02(d) shall be without duplication of adjustments in connection with any Conforming Changes or any adjustments in the definition of “Eurocurrency Rate”.

Section 3.03          Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender or its applicable Lending Installation to make, maintain or fund SOFR Loans or Eurocurrency Loans, or to determine or charge interest rates based upon the Term SOFR Rate or Eurocurrency Rate, or, with respect to Eurocurrency Loans, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Foreign Currency in the applicable offshore interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue SOFR Loans or Eurocurrency Loans, as applicable, or to convert Base Rate Loans to SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Revolving Loans are denominated in Dollars, convert all SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.04          Compensation for Losses. Upon demand of any Lender or, with respect to clause (c) below, any Issuing Lender, the Borrower shall promptly compensate such Lender or such Issuing Lender for and hold such Lender or such Issuing Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan or other than upon at least three (3) Business Days’ prior notice to the Administrative Agent (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any prepayment or conversion required pursuant to Section 3.03);

(b)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)            any failure by the Borrower to make payment of any ~~Revolving~~ Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency or Additional L/C Currency on its scheduled due date or any payment thereof in a different currency; or

(d)            any assignment of a SOFR Loan or Eurocurrency Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.18;

including any foreign exchange losses and loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.04 in respect of any Eurocurrency Loan, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for such currency and for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.

Section 3.05          Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Borrower or the Administrative Agent to withhold or deduct any such Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If ~~the Borrower~~any Credit Party or the Administrative Agent shall be required by applicable law to withhold or deduct any Taxes from any payment under any Loan Document, then (A) ~~the Borrower~~such Credit Party or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by ~~the Borrower~~such Credit Party or the Administrative Agent, as applicable, to be required based upon the information and documentation it, or the applicable taxing authority, has received pursuant to subsection (e) below (for the avoidance of doubt, in the case of any such information and documentation received by an applicable taxing authority, solely to the extent the Borrower or the Administrative Agent has been provided with a copy of such information and documentation or otherwise has actual knowledge of such information and documentation and, in each case, is entitled to rely thereon), (B) ~~the Borrower~~such Credit Party or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by ~~the Borrower~~such Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.05) the Administrative Agent or any Lender or Issuing Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)            Payment of Other Taxes. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c)            Indemnification.

(i)            Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender and shall make payment in respect thereof within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.05) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender or Issuing Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.

(ii)           Without limiting the provisions of subsection (a) or (b) above, each Lender and Issuing Lender shall, and does hereby, indemnify (x) the ~~Borrower and the~~ Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the ~~Borrower or the~~ Administrative Agent) incurred by or asserted against the ~~Borrower or the~~ Administrative Agent by any Governmental Authority as a result of (1) the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or Issuing Lender to the Borrower or the Administrative Agent pursuant to subsection (e) or (2) the failure of such Lender or Issuing Lender to comply with the provisions of Section 12.01(d) relating to the maintenance of a Participant Register and (y) the Administrative Agent against any Indemnified Taxes or Other Taxes attributable to such Lender or Issuing Lender (but only to the extent the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) or Excluded Taxes attributable to such Lender or Issuing Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent ~~or the Borrower~~ shall be conclusive absent manifest error. Each Lender and Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)            Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.05, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the ~~-~~Administrative Agent, as the case may be.

(e)            Status of Lenders and Issuing Lenders; Tax Documentation.

(i)            Each Lender and Issuing Lender shall deliver to the Borrower, the Administrative Agent or the applicable taxing authority, at the time or times prescribed by applicable laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information (A) to secure any applicable exemption from, or reduction in the rate of, deduction or withholding imposed by any jurisdiction in respect of any payments to be made by the Borrower to such Lender or Issuing Lender, and (B) as will permit the Borrower or the Administrative Agent, as the case may be, to determine (1) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (2) if applicable, the required rate of withholding or deduction, and (3) such Lender’s or Issuing Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or Issuing Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s or Issuing Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)           Without limiting the generality of the foregoing, if the Borrower (or, if the Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) is a “United States person” within the meaning of Section 7701(a)(30) of the Code,

(A)            any Lender or Issuing Lender (or, if such Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender or Issuing Lender becomes an Issuing Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) executed ~~originals~~copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender or Issuing Lender is subject to backup withholding or information reporting requirements;

(B)             each Foreign Lender or non-U.S. Issuing Lender (or, if such Foreign Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Issuing Lender becomes a Lender or Issuing Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender or Issuing Lender (or, if such Foreign Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) is legally entitled to do so), whichever of the following is applicable:

  (1)            executed ~~originals~~copies of Internal Revenue Service Form W-8BEN or W-BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

  (2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed ~~originals~~copies of Internal Revenue Service Form W-8ECI,

  (3)            in the case of a Foreign Lender or non-U.S. Issuing Lender (or, if such Foreign Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender or Issuing Lender (or such other Person) is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed ~~originals~~copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,

  (4)            executed ~~originals~~copies of Internal Revenue Service Form W-8IMY and all required supporting documentation, including IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender or Issuing Lender is a partnership and one or more direct or indirect partners of such Lender or Issuing Lender are claiming the portfolio interest exemption, such Lender or Issuing Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner, or

   (5)           executed ~~originals~~copies of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C)             each Lender and Issuing Lender shall deliver to the Administrative Agent and the Borrower such documentation reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender or Issuing Lender are subject to withholding tax under FATCA. Solely for purposes of this subclause (C), “FATCA” shall include any amendments made to FATCA after the date of ~~this Agreement~~the Amendment No. 4 Effective Date.

(iii)          Each Lender and Issuing Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender or Issuing Lender and as may be reasonably necessary (including the redesignation of its Lending Installation) to avoid any requirement of applicable laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender or Issuing Lender.

(f)            Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Lender, or have any obligation to pay to any Lender or Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or Issuing Lender. If the Administrative Agent or any Lender or Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.05, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.05 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest (to the extent accrued from the date such refund is paid over to the Borrower) or other charges imposed by the relevant Governmental Authority), to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender or Issuing Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

Section 3.06          Mitigation Obligations. If any Lender requests compensation under Section 3.01 or Section 3.02, or the Borrower is required to pay any additional amount to any Lender or Issuing Lender or any Governmental Authority for the account of any Lender or Issuing Lender pursuant to Section 3.05, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or Issuing Lender shall use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.02 or 3.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.03, as applicable, and (ii) in each case, would not subject such Lender or Issuing Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Lender in connection with any such designation or assignment.

Section 3.07          Inability to Determine Rates; Replacing Benchmarks.

(a)            Circumstances Affecting Benchmark Availability.

(i)            Subject to clause (c) below, with respect to any Eurocurrency Loan, if (A) the Administrative Agent determines that (i) the Eurocurrency Rate cannot be determined in accordance with the terms of this Agreement or (ii) with respect to any Loan denominated in a Foreign Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (B) the Required Lenders determine that deposits in the applicable Foreign Currency are not being offered to banks in the applicable offshore interbank market for the applicable Foreign Currency, amount or Interest Period, or (C) the Required Lenders determine that the Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Eurocurrency Loans and delivers written notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each applicable Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Eurocurrency Loans in the applicable Currency, and any right of the Borrower to continue any Loan as a Eurocurrency Loan in the applicable Currency, shall be suspended (to the extent of the affected Eurocurrency Loans or the affected Interest Periods) until the Administrative Agent (with respect to subclause (B), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or the affected Interest Periods) and (y) any outstanding affected Eurocurrency Loans will be deemed to have been converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) at the end of the applicable Interest Period or will be prepaid in full immediately at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04.

(ii)           Subject to clause (c) below, if (A) the Administrative Agent determines that Term SOFR cannot be determined in accordance with the terms of this Agreement or (B) the Required Lenders determine that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such SOFR Loans and delivers written notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to subclause (B), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04.

(b)            Laws Affecting Benchmark Availability. If, after the date hereof, the introduction of, or any change in, any applicable law has made it unlawful or impossible, or any Governmental Authority has asserted that it is unlawful or impossible, for any of the Lenders (or any of their respective Lending Installations) to honor its obligations hereunder to make or maintain any Eurocurrency Loan or SOFR Loan, or to determine or charge interest based upon the Benchmark, SOFR, Term SOFR or the Eurocurrency Rate such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist:

(i)            with respect to the Eurocurrency Rate, any obligation of such Lender to make Eurocurrency Loans, and any obligation of such Lender to continue any Loan as a Eurocurrency Loan, shall be suspended. Upon receipt of an Illegality Notice with respect to the Eurocurrency Rate, the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to the Administrative Agent), prepay all such Eurocurrency Loans, on the last day of the Interest Period therefor, if such affected Lenders may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans to such day. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04; and

(ii)           with respect to SOFR or Term SOFR, any obligation of such Lender to make SOFR Loans, and any obligation of such Lender to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice with respect to SOFR or Term SOFR, the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition thereof), on the last day of the Interest Period therefor, if such affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04.

(c)            Benchmark Replacement Setting.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

(ii)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, upon the occurrence of a Benchmark Transition Event, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that any Loans denominated in Canadian Dollars outstanding as Eurocurrency Rate Loans prior to a Benchmark Replacement shall remain outstanding as such until the conclusion of their Interest Period.

(iii)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.07(c)(iv) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07(c).

(iv)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the “interest period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the “interest period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any given Benchmark, (i) the Borrower may revoke any pending request for a Revolving Borrowing of, conversion to or continuation of SOFR Loans or a Revolving Borrowing or continuation of Eurocurrency Loans, in each case, to be made, converted or continued, as applicable, during any Benchmark Unavailability Period and, failing that, (A) in the case of any request for any affected SOFR Borrowing, if applicable, the Borrower will be deemed to have converted any such request into a request for a Revolving Borrowing of or conversion to Base Rate Loans and (B) in the case of any request for any affected Eurocurrency Loans, such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Loans, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Foreign Currency) immediately or at the end of the applicable Interest Period or (II) be prepaid in full immediately or at the end of the applicable Interest period; provided that if no election is made by the Borrower by the earlier of (x) date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 3.08          Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

Article 4
Conditions Precedent

Section 4.01         Effectiveness. The occurrence of the Effective Date is subject to the satisfaction (or waiver) of only the following conditions precedent:

(a)            the Administrative Agent (or its counsel) shall have received from (I) all Lenders hereunder as of the Effective Date, (II) the Administrative Agent, (III) each Issuing Lender and (IV) the Borrower either (i) a counterpart of this Agreement signed on behalf of such party or (ii) customary written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b)            the Borrower shall have paid all fees, costs and expenses due and payable to the Administrative Agent, for itself and on behalf of the Lenders, or its counsel on the Effective Date and (in the case of expenses) for which the Borrower has received an invoice at least three (3) Business Days prior to the Effective Date;

(c)            at least three (3) days prior to the Effective Date, the Borrower shall have provided the documentation and other information about the Borrower to the Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S. Patriot Act and the Beneficial Ownership Regulation, to the extent such information was reasonably requested by the Arrangers or a Lender in writing at least ten (10) Business Days prior to the Effective Date; and

(d)            the Borrower shall have received a Public Debt Rating of BBB- or better from S&P or a Public Debt Rating of Baa3 or better from Moody’s.

The occurrence of the Effective Date shall be confirmed by a written notice from the Administrative Agent to the Borrower on the Effective Date, and shall be conclusive evidence of the occurrence thereof. Without limiting the generality of the provisions of Section 8.02, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02          Closing. The occurrence of the Closing Date is subject to the satisfaction (or waiver) of only the following conditions precedent:

(a)            the Effective Date shall have occurred;

(b)            the RXO Distribution Condition shall have been satisfied;

(c)            the Borrower shall have delivered to the Administrative Agent an officer’s certificate, substantially in the form attached hereto as Exhibit G, dated as of the Closing Date, signed by an Authorized Officer of the Borrower, certifying that (x) on the Closing Date, no Default or Unmatured Default has occurred and is continuing and (y) the representations and warranties contained in ~~Article 5~~Article 5 are true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties are true and correct in all respects) as of the Closing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall have been true and correct in all respects) on and as of such earlier date;

(d)            the Borrower shall have delivered to the Administrative Agent a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Wachtell, Lipton, Rosen & Katz reasonably acceptable to the Administrative Agent;

(e)            each Note requested from the Borrower in writing at least five (5) Business Days prior to the Closing Date by any Lender pursuant to ~~Section 2.13~~Section 2.13 shall have been executed by the Borrower; and

(f)             the Borrower shall have paid all fees, costs and expenses due and payable to the Administrative Agent, for itself and on behalf of the Lenders, or its counsel on the Closing Date and (in the case of expenses) for which the Borrower has received an invoice at least three (3) Business Days prior to the Closing Date (provided that such invoice may reflect an estimate and/or only costs processed to date and shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent, including with respect to fees, costs or expenses incurred prior to the Closing Date);

(g)            the Borrower shall have delivered to the Administrative Agent copies of the certificate of incorporation or formation, as applicable, of each Credit Party, together with all amendments thereto, and a certificate of good standing or like certificate in its jurisdiction of incorporation or formation (to the extent that such concept exists in such jurisdiction), as applicable, for such Credit Party, each certified by the appropriate governmental officer in its jurisdiction of incorporation or formation, as applicable (or, to the extent such certificate of incorporation or formation is not certified by the appropriate governmental officer in its jurisdiction of incorporation or formation, but such concept exists in such jurisdiction, the Borrower shall have delivered to the Administrative Agent a certification that such certificate of incorporation or formation has been filed with the appropriate government office in its jurisdiction of incorporation to become effective on the date the Spinoff is consummated);

(h)            the Borrower shall have delivered to the Administrative Agent copies, certified by the Secretary or Assistant Secretary of each Credit Party, of each Credit Party’s by-laws, operating agreement or limited liability company agreement, as applicable, and of its Board of Directors’ or members’ resolutions, as the case may be, and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party and a certification that there have been no changes to its certificate of incorporation or formation, as applicable, provided pursuant to Section 4.02(g); and

(i)             each Subsidiary of the Borrower that is not an Excluded Subsidiary as of such date shall have delivered to the Administrative Agent a joinder agreement substantially in the form attached hereto as Exhibit I.

The occurrence of the Closing Date shall be confirmed by a written notice from the Administrative Agent to the Borrower on the Closing Date, and shall be conclusive evidence of the occurrence thereof.

Section 4.03          Each Request for Credit Extension. The Lenders shall not be required to honor any Request for Credit Extension, unless on the applicable Borrowing Date:

(a)            no Unmatured Default or Default has occurred and is continuing or would result from such Request for Credit Extension;

(b)            each of the representations and warranties set forth in Article 5 (other than the representations and warranties set forth in Sections 5.05, 5.06 and 5.07) are true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties are true and correct in all respects) as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall have been true and correct in all respects) on and as of such earlier date; and

(c)            the Borrower shall have delivered a Request for Credit Extension.

Each Request for Credit Extension shall constitute a representation and warranty by the Borrower that the applicable conditions contained in this Section 4.03 have been satisfied as of the applicable Borrowing Date.

Section 4.04          Term Borrowings. The conditions precedent for a Term Loan Borrowing shall be those set forth in Amendment No. 4.

Article 5
Representations and Warranties

Each Credit Party represents and warrants as follows to each Lender and the Agents as of the Closing Date and thereafter on each date as required by Section 4.03:

Section 5.01         Existence and Standing. Each Credit Party (a) is a corporation, partnership, limited liability company or other entity duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

Section 5.02          Authorization and Validity. Each Credit Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Credit Party is a party constitute legal, valid and binding obligations of such Credit Party enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.03          No Conflict; Government Consent.

(a)            Neither the execution and delivery by such Credit Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party, (ii) such Credit Party’s bylaws, articles or certificate of incorporation, partnership agreement, certificate of partnership, operating agreement or other management agreement, articles or certificate of organization or other similar formation, organizational or governing documents, instruments and agreements, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Credit Party is a party or is subject, or by which it, or its Property, is bound, except in the case of clauses (i) and (iii) where such violation would not reasonably be expected to have a Material Adverse Effect.

(b)            No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Credit Party, is required to be obtained by such Credit Party in connection with the execution and delivery of the Loan Documents to which it is a party, the borrowings under the Loan Documents, the payment and performance by such Credit Party of its Obligations or the legality, validity, binding effect or enforceability of the Loan Documents to which it is a party.

Section 5.04          Financial Statements. The December 31, 2021 audited consolidated financial statements of the Borrower and the March 31, 2022 and June 30, 2022 unaudited consolidated financial statements of the Borrower, in each case delivered prior to the Effective Date to the Arrangers and the Lenders, copies of which are included in the Borrower Form 10, (a) were prepared in accordance with GAAP (except as otherwise expressly noted therein), (b) fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations and cash flows for the period then ended (subject, in the case of unaudited quarterly reports, to the absence of footnotes and to normal year-end audit adjustments) and (c) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof that are required under Agreement Accounting Principles to be reflected thereon.

Section 5.05          Material Adverse Effect. As of the Effective Date, except as disclosed in the Borrower Form 10 (excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), since December 31, 2021, there has been no material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

Section 5.06          Solvency. As of the Closing Date, immediately after giving effect to the Spinoff, (i) the Borrower and its Subsidiaries on a consolidated basis are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in their ordinary course; (ii) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course; (iii) the Borrower and its Subsidiaries on a consolidated basis are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged; (iv) the fair value of the property and assets of the Borrower and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and its Subsidiaries on a consolidated basis; and (v) the present fair salable value of the property and assets of the Borrower and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts as they become absolute and matured. In computing the amount of contingent liabilities for purposes of this Section 5.06, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability, and all in accordance with GAAP.

Section 5.07          Litigation. As of the Effective Date, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which has not been disclosed in the Borrower Form 10 (a) that would reasonably be expected to have a Material Adverse Effect or (b) which seeks to prevent, enjoin or delay the making of any Loan or otherwise calls into question the validity of any Loan Document and as to which there is a reasonable possibility of an adverse decision.

Section 5.08          Disclosure. All written information other than financial projections and other forward-looking information and information of a general economic or industry nature (as used in this Section 5.08, the “Information”) provided on or prior to the Effective Date by the Borrower or on behalf of the Borrower by its representatives to the Agents or the Lenders in connection with the negotiation of this Agreement does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, when taken as a whole, not materially misleading when taken as a whole and in light of the circumstances under which such statements were made (giving effect to any supplements then or theretofore furnished).

Section 5.09          Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulation U or Regulation X); and after applying the proceeds of each ~~Advance~~Borrowing, margin stock (as defined in Regulation U) constitutes not more than twenty-five percent (25%) of the value of those assets of the Borrower which are subject to any limitation on sale or pledge, or any other restriction hereunder.

Section 5.10          Investment Company Act. No Credit Party is an “investment company”, a company “controlled by” an “investment company” or a company required to register as an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 5.11          OFAC, FCPA. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director or officer thereof, is an individual or entity that is or is 50% or more owned by any individuals or entities that are (a) the subject or target of any Sanctions or in violation of applicable Anti-Corruption Laws, (b) included on OFAC’s List of Specially Designated Nationals, His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the United States federal government (including, without limitation, OFAC), the European Union or His Majesty’s Treasury or (c) located, organized or resident in a Designated Jurisdiction.

Section 5.12          Taxes. Each of Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.13          Affected Financial Institution. No Credit Party is an Affected Financial Institution.

Article 6
Covenants

From the Closing Date, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than any contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied or (except to the extent agreed by the Issuing Lender that has issued such Letter of Credit or to the extent such Letter of Credit has been Cash Collateralized) any Letter of Credit shall remain outstanding:

Section 6.01           Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent for the Administrative Agent’s distribution to the Lenders:

(a)            As soon as available, but in any event on or prior to the 90th day after the close of each of its fiscal years (commencing with the first fiscal year of the Borrower ending after the Closing Date), a consolidated balance sheet as of the end of such period, related statements of operations, comprehensive income (loss), changes in equity and cash flows prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, together with an audit report certified by independent certified public accountants of recognized standing, whose opinion shall not be qualified as to the scope of the audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern.

(b)            As soon as available, but in any event on or prior to the 45th day after the close of the first three quarterly periods of each of its fiscal years (commencing with the first such fiscal quarter of the Borrower ending after the Closing Date), for itself and its Subsidiaries, a consolidated (or, at the Borrower’s option and to the extent filed (or to be filed) with the SEC in its quarterly report on Form 10-Q, condensed consolidated) unaudited balance sheet as at the close of each such period and consolidated unaudited statements of operations, comprehensive income (loss) and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, chief accounting officer or treasurer.

(c)            Together with the financial statements required under Sections 6.01(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer, chief accounting officer or treasurer showing the calculations necessary to determine compliance with the financial covenants set forth in Section 6.12 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, it being understood and agreed that in the event the Borrower delivers a notice to the Administrative Agent pursuant to the proviso to the definition of “Agreement Accounting Principles”, “Capitalized Leases” and/or “Capitalized Lease Obligations”, the Borrower shall deliver an additional calculation of compliance with the financial covenants set forth in Section 6.12 demonstrating that notwithstanding GAAP in effect at such time, the Borrower has complied with Section 6.12 under GAAP (i) as in effect and applied immediately before such change in GAAP (in the case of such a notice under “Agreement Accounting Principles”) or (ii) as it relates to operating leases, as in effect on January 31, 2018 (in the case of such a notice under “Capitalized Leases” or “Capitalized Lease Obligations”), which shall satisfy the Borrower’s obligation to furnish a calculation of compliance in this Section 6.01(c); provided that in no event shall the Borrower be required to furnish the Administrative Agent with more than one version of financial statements pursuant to Section 6.01(a) or Section 6.01(b) prepared in accordance with different versions of GAAP as a result of any such notice.

(d)            Promptly upon the filing thereof, copies of all registration statements or other regular reports not otherwise provided pursuant to this Section 6.01 which the Borrower or any of its Subsidiaries files with the SEC.

(e)            Such other information with respect to the business, condition or operations, financial or otherwise, and Properties of the Borrower and its Subsidiaries as the Administrative Agent, including at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website or such other website with respect to which the Borrower may from time to time notify the Administrative Agent and to which the Lenders have access; or (ii) on which such documents are posted on the Borrower’s behalf by the Administrative Agent on DebtDomain, SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or filed electronically through EDGAR and available on the Internet at www.sec.gov. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”

Section 6.02          Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the ~~Advances~~Borrowings for general corporate purposes (which may include, without limitation, financing the consideration for and fees, costs and expenses related to any Acquisition). The Borrower shall use the proceeds of the ~~Advances~~Borrowings in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and Regulation X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

Section 6.03          Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default.

Section 6.04          Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, except as otherwise permitted by Section 6.09, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership, limited liability company or other entity in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case (other than valid existence of the Borrower) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.05          Compliance with Laws. The Borrower will, and will cause each of its Major Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and Environmental Laws and paying before the same become delinquent all Taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), except to the extent such noncompliance would not have a Material Adverse Effect.

Section 6.06          Inspection; Keeping of Books and Records. Subject to applicable law and third party confidentiality agreements entered into by the Borrower or any Subsidiary in the ordinary course of business, the Borrower will, and will cause each Subsidiary to, permit the Administrative Agent, during the continuance of a Default or Unmatured Default, by its representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with their respective officers at such reasonable times and intervals as the Administrative Agent may designate but in all events upon reasonable prior notice to the Borrower. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

Section 6.07          OFAC, FCPA. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.08         Maintenance of Material Property and Insurance. The Borrower will, and will cause each of the Major Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with reputable insurance companies, insurance, or maintain a self-insurance program, in such amounts and against such risks as are in accordance with normal industry practice, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.09         Merger.

(a)            The Borrower will not (x) merge into or consolidate with any other Person, (y) effect a Disposition to any other Person (other than the Borrower or its Subsidiaries) or (z) liquidate or dissolve, unless (i) the Person formed by such consolidation or into which the Borrower is merged or to whom such Disposition is made shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, the Borrower’s obligations for the due and punctual payment of the Obligations and the performance of every covenant of this Agreement on the part of the Borrower to be performed; and (ii) immediately after giving effect to such transaction, no Default or Unmatured Default shall have occurred and be continuing.

(b)            Upon any consolidation by the Borrower with, merger by the Borrower into or Disposition by the Borrower to any other Person (other than the Borrower or its Subsidiaries), the successor Person formed by such consolidation, into which the Borrower is merged or to whom such Disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein.

(c)            For the avoidance of doubt, the only merger or consolidation as to which Section 6.09(a)(x) shall apply shall be a merger or consolidation in which the Borrower is not the surviving Person.

Section 6.10          Non-Guarantor Subsidiary Indebtedness. The Borrower will not permit any Major Subsidiary which is not a Guarantor to create, incur, assume or suffer to exist any Specified Indebtedness for Borrowed Money, except:

(a)            Specified Indebtedness for Borrowed Money pursuant to any Loan Document.

(b)            (i) Specified Indebtedness for Borrowed Money existing on the Effective Date and, to the extent any such Specified Indebtedness for Borrowed Money exceeds $25,000,000 in principal amount, set forth on Schedule 6.10 and (ii) any Permitted Refinancing of any Specified Indebtedness for Borrowed Money specified in clause (i).

(c)            Specified Indebtedness for Borrowed Money owed to the Borrower or any other Subsidiary.

(d)            (i) Specified Indebtedness for Borrowed Money of a Person existing at the time such Person is acquired by or merged into or consolidated with the Borrower or any Subsidiary, at the time such Person first becomes a Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the Properties or assets of a Person to the Borrower or any Subsidiary; provided, that, such Specified Indebtedness for Borrowed Money was not incurred in anticipation of such acquisition, consolidation, sale, lease or other disposition; and (ii) any Permitted Refinancing of any Specified Indebtedness for Borrowed Money specified in clause (i).

(e)            (i) other Specified Indebtedness for Borrowed Money; provided, that at the time of creation, incurrence or assumption of any such Specified Indebtedness for Borrowed Money, the sum (without duplication) of (A) the aggregate outstanding principal amount of Specified Indebtedness for Borrowed Money created, incurred or assumed pursuant to this clause (e) and (B) the aggregate outstanding principal amount of Indebtedness for Borrowed Money that is secured by a Lien pursuant to Section 6.11(i), does not exceed 10% of Consolidated Assets at such time and (ii) any Permitted Refinancing of any Specified Indebtedness for Borrowed Money specified in clause (i).

(f)            (i) Specified Indebtedness for Borrowed Money incurred to finance the payment of all or any part of the cost of acquisition, construction, development or improvement of any fixed or capital assets; provided, that, the commitment of the creditor to provide such Indebtedness for Borrowed Money shall have been obtained not later than 12 months after the completion of the acquisition, construction, development or improvement of such assets; and (ii) any Permitted Refinancing of any Specified Indebtedness for Borrowed Money specified in clause (i).

(g)            guarantees of any Specified Indebtedness for Borrowed Money of any non-Guarantor Subsidiary that is otherwise permitted under this Section 6.10.

Section 6.11          Liens. The Borrower will not, and will not permit any Major Subsidiary to, create or suffer to exist any Lien in or on any of its Property, in each case to secure or provide for the payment of any Indebtedness for Borrowed Money, except:

(a)            precautionary Liens provided by the Borrower or any Major Subsidiary in connection with the sale, assignment, transfer or other disposition of assets by the Borrower or any Major Subsidiary which transaction is determined by the Board of Directors of the Borrower or such Major Subsidiary to constitute a “sale” under accounting principles generally accepted in the United States.

(b)            Liens existing on the Closing Date securing Indebtedness for Borrowed Money.

(c)            usual and customary deposits in favor of lessors and similar deposits in the ordinary course of business.

(d)            Liens existing on Property of any Person acquired by the Borrower or any Major Subsidiary (which may include Property previously leased by the Borrower or any of its Subsidiaries and leasehold interests on such Property, provided that the lease terminates prior to or upon the acquisition), other than any such Lien or security interest created in contemplation of such acquisition (and the replacement, extension or renewal thereof upon or in the same Property).

(e)            Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary, at the time such Person first becomes a Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the Properties or assets of a Person to the Borrower or any Subsidiary, provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease or other disposition.

(f)            Liens in favor of the Borrower or any of its Subsidiaries.

(g)            Liens on fixed or capital assets (including real property) to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such assets, or to secure Indebtedness for Borrowed Money incurred to provide funds for any such purpose; provided, that, (i) the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 12 months after the completion of the acquisition, construction, development or improvement of such assets, (ii) at the time of creation thereof, the aggregate outstanding principal amount of any such Indebtedness for Borrowed Money secured by such Lien does not exceed the greater of (x) $100,000,000 and (y) 1.5% of Consolidated Assets at such time, and (iii) such Lien shall not apply to any other Property of the Borrower or any Subsidiary, except for accessions and improvements to such fixed or capital assets covered by such Lien and the proceeds and products thereof.

(h)            Liens on cash and securities (and deposit and securities accounts) securing reimbursement obligations in respect of letters of credit and banker’s acceptances issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business.

(i)             Liens securing Indebtedness for Borrowed Money; provided, that, at the time of incurrence of any such Indebtedness for Borrowed Money, the sum (without duplication) of (A) the aggregate outstanding principal amount of Indebtedness for Borrowed Money secured pursuant to this clause (i) and (B) the aggregate outstanding principal amount of Specified Indebtedness for Borrowed Money created, incurred or assumed pursuant to Section 6.10(e), does not exceed 10% of Consolidated Assets at such time.

(j)             any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens (or Indebtedness for Borrowed Money secured by Liens) referred to in clauses (a) through (i) and (k), inclusive, provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on and accessions to such Property), and (ii) the Indebtedness for Borrowed Money secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness for Borrowed Money being refinanced)).

(k)            Liens created in substitution of any Liens permitted by clauses (a) through (j), inclusive, provided that, (i) based on a good faith determination of a senior officer of the Borrower, the property encumbered by such substitute or replacement Lien is substantially similar in nature to the property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the Indebtedness for Borrowed Money secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness for Borrowed Money being refinanced)).

 If a Subsidiary incurs a Lien in or on any of its Property to secure or provide for the payment of any Indebtedness for Borrowed Money at the time that it is not a Major Subsidiary, the incurrence and existence of such Lien shall not be prohibited or restricted by, and shall not reduce availability under any clause of, this Section 6.11 upon such Subsidiary subsequently becoming a Major Subsidiary unless such Lien was incurred in contemplation of such Subsidiary becoming a Major Subsidiary.

Section 6.12          Financial Covenant.

(a)            ~~As~~(i) Prior to the satisfaction or waiver of the Coyote Amendment Conditions, as of the last day of each fiscal quarter of the Borrower, the Consolidated Leverage Ratio shall not be greater than (i) with respect to any such day occurring during the Covenant Relief Period, the ratio set forth below for the respective period set forth below, and (ii) otherwise, 3.50:1.00,

Testing Period	Consolidated Leverage Ratio
as of the last day of each full fiscal quarter ending on June 30, 2024 and September 30, 2024	4.25 to 1.00
as of the last day of the full fiscal quarter ending on December 31, 2024	4.00 to 1.00
as of the last day of the full fiscal quarter ending on March 31, 2025	3.75 to 1.00
as of the last day of each fiscal quarter ending after April 1, 2025	3.50 to 1.00

provided that, at the election of the Borrower, exercised by written notice delivered by the Borrower to the Administrative Agent at any time prior to the date that is thirty (30) days following consummation of any Material Acquisition by the Borrower or any Subsidiary, such maximum Consolidated Leverage Ratio shall be increased to 4.25 to 1.00; provided, further, that such increase (x) shall not be effective prior to the consummation of such Material Acquisition, (y) shall only apply for a period of four full fiscal quarters after the consummation of such Material Acquisition and (z) the Consolidated Leverage Ratio of the Borrower shall not exceed 3.50 to 1.00 for more than five consecutive fiscal quarters~~.~~, and

(ii)           following the satisfaction or waiver of the Coyote Amendment Conditions, as of the last day of each fiscal quarter of the Borrower, the Consolidated Leverage Ratio shall not be greater than 4.50:1.00.

(b)            As of the last day of each fiscal quarter of the Borrower commencing on the last day of the first full fiscal quarter ending after the Closing Date, the Consolidated Interest Coverage Ratio shall not be less than 3.00:1.00.

(c)            At any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Debt as set forth in the definition of “Acquisition Debt”)), any Acquisition Debt (and the proceeds of such Acquisition Debt) shall be excluded from the definition of Consolidated Leverage Ratio, and the Consolidated Cash Interest Charges attributable to such Acquisition Debt shall be excluded from the definition of Consolidated Interest Coverage Ratio.

Section 6.13         OFAC, FCPA. Neither the Borrower nor any of its Subsidiaries will directly, or to the Borrower’s knowledge, indirectly, use the proceeds of any ~~Advance~~Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject or target of Sanctions in each case of this clause (b) in violation of applicable Sanctions or (c) in any other manner that will result in a violation of Sanctions applicable to any party hereto.

Section 6.14         Guarantors~~.~~.

(a)            Until the occurrence of the Ratings Date, within thirty (30) Business Days after the formation of any Subsidiary that is not an Excluded Subsidiary or acquisition of any Subsidiary that is not an Excluded Subsidiary, the Borrower shall notify Administrative Agent of such event and, promptly thereafter (and in any event within 30 days or such longer period as the Administrative Agent may agree) (i) cause each such new Subsidiary that is not an Excluded Subsidiary to deliver to the Administrative Agent a joinder agreement substantially in the form attached hereto as Exhibit I and (ii) provide or cause to be provided to the Administrative Agent all other customary and reasonable documentation which is reasonably requested by the Administrative Agent in connection with the foregoing clause (i).

(b)            Notwithstanding anything to the contrary contained herein, neither Borrower nor any Subsidiary of Borrower shall be required to execute and deliver any such joinder or any other documents if such action (A) is restricted or prohibited by general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules or similar principles, (B) is not within the legal capacity of Borrower or such Subsidiary or would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer or (C) for reasons of cost, legal limitations or other matters is unreasonably burdensome in relation to the benefits to the Lenders of Borrower’s or such Subsidiary’s guaranty as reasonably determined by Borrower and the Administrative Agent.

~~Section 6.15 Restricted Payments. During the Covenant Relief Period, the Borrower will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom: (a)  each Subsidiary may make Restricted Payments to the Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of such Equity Interests in respect of which such Restricted Payment is being made;~~

Section 6.15         Restricted Payments~~(b)  the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;~~

(a)            .While any loans under, or commitments to fund, the Coyote Bridge Facility remain outstanding, the Borrower will not pay any cash dividends on Preferred Stock.

Section 6.16         Material Acquisitions~~(c)  the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests; and~~

~~(d)  the Borrower and each Subsidiary may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options.~~

(a)            ~~Section 6.16 Material Acquisitions. During~~. Prior to the satisfaction or waiver of the Coyote Amendment Conditions and solely during the Covenant Relief Period, the Borrower will not, and will not permit any Subsidiary to engage in any Material Acquisition unless the following conditions are satisfied: (a) no Unmatured Default or Default shall have occurred and be continuing on the date of or would result from such Material Acquisition, (b) the Borrower shall be in pro forma compliance with Section 6.12 on the date of or after giving effect to such Material Acquisition, and (c) the Required Lenders shall have given prior written consent to such Material Acquisition.

Article 7
Defaults

The occurrence of any one or more of the following events following the Closing Date (or, with respect to (x) Section 7.02 below, following the Effective Date and (y) Section 7.12 below, following the Effective Date and prior to the Closing Date) shall constitute a Default:

Section 7.01         Breach of Representations or Warranties. Any representation or warranty made by any Credit Party to the Lenders or the Administrative Agent under this Agreement, or any certificate or information delivered in connection with this Agreement, shall be false in any material respect when made or deemed made.

Section 7.02         Failure to Make Payments When Due. Nonpayment of ~~(a)~~(a) principal of any Loan when due or the Borrower’s obligation under Section 2.03(f) when due to reimburse an Issuing Lender the amount of each draft under a Letter of Credit paid by such Issuing Lender, or (b) interest upon any Loan, any Commitment Fee, ~~any~~ Ticking Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

Section 7.03         Breach of Covenants. The breach by any Credit Party of ~~(a)~~(a) any of the terms or provisions of Section 6.03, 6.09, 6.10, 6.11 or 6.12 or (b) any of the other terms or provisions of this Agreement which is not remedied within thirty (30) days after such Credit Party knows of the occurrence thereof.

Section 7.04         Cross Default.

(a)            The Borrower or any Major Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness for Borrowed Money which is outstanding in a principal amount of at least the Requisite Amount in the aggregate (but excluding indebtedness arising hereunder) of the Borrower or such Major Subsidiary (as the case may be) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Borrowed Money unless adequate provision for any such payment has been made in form and substance satisfactory to the Required Lenders.

(b)            Any Indebtedness for Borrowed Money of the Borrower or any Major Subsidiary which is outstanding in a principal amount of at least the Requisite Amount in the aggregate shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness for Borrowed Money shall be required to be made, in each case prior to the stated maturity thereof as a result of a breach by the Borrower or such Major Subsidiary (as the case may be) of the agreement or instrument relating to such Indebtedness for Borrowed Money and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Borrowed Money unless adequate provision for the payment of such Indebtedness for Borrowed Money has been made in form and substance satisfactory to the Required Lenders.

(c)            The Borrower or any of its Major Subsidiaries shall admit in writing its inability to pay its debts generally as they become due.

Section 7.05         Voluntary Bankruptcy; Appointment of Receiver; Etc. The Borrower or any of its Major Subsidiaries shall ~~(a)~~(a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.05, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.06.

Section 7.06         Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Borrower or any of its Major Subsidiaries, a receiver, trustee, custodian, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Major Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.05(d) shall be instituted against the Borrower or any of its Major Subsidiaries, and such appointment continues undischarged, or such proceeding continues undismissed or unstayed, in each case, for a period of sixty (60) consecutive days.

Section 7.07         Judgments. The Borrower or any of its Major Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money (except to the extent covered by independent third party insurance and as to which the insurer has not disclaimed coverage) in excess of the Requisite Amount (or the equivalent thereof in currencies other than Dollars) in the aggregate, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

Section 7.08         Unfunded Liabilities~~. (i)~~. (i) The aggregate Unfunded Liabilities of all Plans would reasonably be expected to result in a Material Adverse Effect pursuant to clause (a) of the definition thereof; (ii) the present value of the unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans in the aggregate would reasonably be expected to result in a Material Adverse Effect pursuant to clause (a) of the definition thereof; or (iii) any Reportable Event shall occur in connection with any Plan and such Reportable Event would reasonably be expected to result in a Material Adverse Effect pursuant to clause (a) of the definition thereof.

Section 7.09         Change of Control. A Change of Control shall have occurred.

Section 7.10         Other ERISA Liabilities. The Borrower, any Subsidiary, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any Subsidiary, or any other member of the Controlled Group as withdrawal liability or contributions (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect pursuant to clause (a) of the definition thereof.

Section 7.11         Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement), ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Loan Document, for any reason other than as expressly permitted hereunder or thereunder; or (ii) any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document, in each case of this clause (ii), for any reason other than as expressly permitted hereunder or thereunder.

~~Section 7.12 Pre-Closing Change of Control. Prior to the Closing Date, the Borrower shall cease to be a direct or indirect wholly-owned Subsidiary of XPO Logistics, Inc. (other than as a result of the satisfaction of the RXO Distribution Condition).~~

Article 8
Acceleration, Waivers, Amendments and Remedies

Section 8.01         Acceleration, Etc. If any Default described in Section 7.05 or 7.06 occurs, the obligations of the Lenders to make Loans and the obligations of the Issuing Lenders to issue Letters of Credit hereunder shall automatically terminate and the Obligations of the Borrower shall immediately become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as required in clause (ii) below shall automatically become effective, in each case without any election or action on the part of the Administrative Agent or any Lender or Issuing Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may ~~(i)~~(i) terminate or suspend (in whole or in part) the obligations of the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit hereunder and declare the Obligations of the Borrower to be due and payable (in whole or in part), whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) require that the Borrower Cash Collateralize the L/C Obligations in an amount equal to 100% of the outstanding L/C Obligations. Promptly upon any acceleration of the Obligations, the Administrative Agent will provide the Borrower with notice of such acceleration.

If, within thirty (30) days after acceleration of the maturity of the Obligations of the Borrower or termination of the obligations of the Lenders to make Loans and the obligations of the Issuing Lenders to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.05 or 7.06) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

Section 8.02         Amendments. Subject to the provisions of this Article 8, Section 1.05, Section 2.22 and Section 3.07 and except as otherwise expressly set forth herein, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into (with notice to the Administrative Agent, if the Administrative Agent is not acting with the consent in writing of the Required Lenders) agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall:

(a)            Extend the final maturity of any Loan of any Lender (other than as expressly permitted by the terms of Section 2.23) or forgive all or any portion of the principal amount thereof payable to any Lender or of any unpaid obligations of the Borrower under Section 2.03(f) to reimburse an Issuing Lender the amount of each draft under a Letter of Credit paid by such Issuing Lender, or reduce the rate, reduce the amount or extend the scheduled time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof) payable to any Lender, without the consent of each Lender or Issuing Lender affected thereby.

(b)            Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend Section 2.19 or the definition of “Pro Rata Share”, without the consent of all Lenders affected thereby. For the sake of clarity, the addition of ~~a~~an incremental term loan or an increased or additional revolving credit facility or an extension of the maturity of a portion of the ~~revolving credit facility~~Facilities (including, without limitation, pursuant to Section 2.23) and similar modifications shall be permitted with the consent of the Required Lenders and the Lenders agreeing to participate in the new facility or to increase the amount of their commitment or extend the maturity of their Loans.

(c)            Extend ~~the~~any Maturity Date or the Revolving Facility Termination Date as it applies to any Lender or otherwise extend the term or increase the amount of the Commitment of any Lender hereunder (other than as expressly permitted by the terms of Section 2.23, Section 2.22, and the definition of “Revolving Facility Termination Date”) without the consent of each Lender affected thereby.

(d)            Permit the Borrower to assign its rights or obligations under this Agreement except as provided in Section 6.09 without the consent of all Lenders.

(e)            Amend this Section 8.02 without the consent of all Lenders.

(f)            Amend the definition of “Foreign Currency” or Section 1.05 without the consent of all Lenders.

(g)            Except as otherwise permitted herein or in the other Loan Documents, release all or substantially all of the value of the Guarantees without the consent of each Lender affected thereby.

(h)            Subordinate the Obligations in right of payment to any other Indebtedness for Borrowed Money without the consent of each Lender affected thereby.

Notwithstanding the foregoing, (w) no amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent; (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (y) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of documents executed by the Borrower or any Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such related documents to be consistent with this Agreement and the other Loan Documents), provided that Required Lenders do not object to such amendment within five Business Days of being informed thereof; and (z) no amendment, waiver or consent shall affect the rights or duties of any Issuing Lender under this Agreement or any Loan Document relating to any Letter of Credit issued or to be issued by it without the prior written consent of such Issuing Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (it being specifically understood and agreed that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 8.03         Preservation of Rights. No delay or omission of the Lenders or any Issuing Lender or Agents to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or issuance of any Letter of Credit notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.02, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until all of the Obligations have been paid in full.

Article 9
General Provisions

Section 9.01         Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Lender and each Issuing Lender regardless of any investigation made by the Administrative Agent, any Lender and any Issuing Lender or on their behalf and notwithstanding that the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of any Default at the time of any ~~Advance~~Borrowing, and shall continue in full force and effect as long as any Loan, (except as may be Cash Collateralized or as otherwise agreed by the applicable Issuing Lender) L/C Obligation or any other Obligation hereunder (other than any contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied.

Section 9.02         Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation; provided that, in the event of any limitation or prohibition on any Lender’s ability to extend credit to the Borrower, (x) any such Lender shall use commercially reasonable efforts to make its extensions of credit through an Affiliate or alternate lending office of such Lender not subject to the respective legal restriction, solely to the extent that such designation of an Affiliate or alternate lending office will not, in the good faith judgment of such Lender, otherwise be disadvantageous to, or otherwise increase the costs of, such Lender and (y) the occurrence of such event with respect any such Lender shall not relieve any other Lender of its obligations to extend credit under this Agreement.

Section 9.03         Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 9.04         Entire Agreement. The Loan Documents, together with the Fee Letters, embody the entire agreement and understanding among the Credit Parties, the Agents, the Lenders party thereto and supersede all prior agreements and understandings among the Credit Parties, the Agents and the Lenders, as applicable, relating to the subject matter thereof.

Section 9.05         Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders and the Issuing Lenders hereunder are several and not joint and no Lender or Issuing Lender shall be the partner or agent of any other (except to the extent to which the Agents are authorized to act as such). The failure of any Lender or Issuing Lender to perform any of its obligations hereunder shall not relieve any other Lender or Issuing Lender from any of its obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.01(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.06, 9.09 and 10.07 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

Section 9.06         Expenses; Indemnification.

(a)            Costs and Expenses. The Borrower shall reimburse from time to time on demand (i) all reasonable and documented out-of-pocket fees and expenses incurred by, without duplication, the Administrative Agent, the Arrangers and their respective Affiliates (in the case of fees, disbursements and other charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Arrangers and the Lenders (taken together) and, if reasonably necessary, of one local counsel in any relevant jurisdiction) incurred in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lenders and the Lenders (in the case of fees, disbursements and charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to such parties, taken together (and, if reasonably necessary, of one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) for all affected parties, taken together)) in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section 9.06, or (B) in connection with the Loans or Letters of Credit made or issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or the Borrower’s obligations in respect of Letters of Credit.

(b)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each Issuing Lender and each of their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (and will reimburse each Indemnitee as the same are incurred for), any and all losses, claims, damages, liabilities and expenses (in the case of fees, disbursements and charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to all Indemnitees, taken together (and, if reasonably necessary, of one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) for all affected Indemnitees, taken together)) that may be incurred by or awarded against any Indemnitee, in each case arising out of or in connection with (i) the ~~Revolving Credit Facility~~Facilities, (ii) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.05), (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds, (iv) any actual or alleged presence or release of Hazardous Materials on, at, to or from any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Subject Related Parties, (y) a material breach by such Indemnitee or any of its Subject Related Parties of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) a dispute solely among two or more Indemnitees not arising from any act or omission of the Borrower or its Subsidiaries hereunder (other than claims against an Indemnitee in its capacity or as a result of fulfilling its role as an Agent, Arranger or similar role under any of the Loan Documents). This Section 9.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In the case of an investigation, litigation or proceeding to which the indemnity in this Section 9.06(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its equityholders or creditors or any other third party or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(c)            Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section 9.06 or the Borrower for any reason fails to indefeasibly pay or cause to be paid any amount required under subsection (b) of this Section 9.06, in each case, to be paid to the Administrative Agent (or any sub-agent thereof), any Arranger, any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Arranger, such Issuing Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Arranger or such Issuing Lender in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Arranger or such Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.17(c).

(d)           Waiver of Consequential Damages, Limitation of Liability. To the fullest extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (it being agreed that the Borrower’s indemnity and contribution obligations set forth in this Section 9.06 shall apply in respect of any special, indirect, consequential or punitive damages that may be awarded against any Indemnitee in connection with a claim by a third party unaffiliated with the Indemnitee). None of the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each Issuing Lender and each of their respective Affiliates, controlling Persons, successors and assigns and their respective officers, directors, employees, agents and advisors (each such Person being called a “Protected Party”) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Protected Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Protected Party or its Subject Related Parties or a material breach of such Protected Party’s or its Subject Related Parties’ obligations hereunder or under any other Loan Document, in each case, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section 9.06 shall be payable not later than ten (10) Business Days after written demand therefor.

(f)            Survival. The agreements in this Section 9.06 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.07         Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with the Agreement Accounting Principles.

Section 9.08         Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. Without limiting the foregoing provisions of this Section 9.08, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.09         Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents, the Arrangers or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Agents, the Arrangers or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 9.10         Confidentiality. Each of the Administrative Agent, each other Agent, the Issuing Lenders and the Lenders agrees to use all Information received by them solely for the purposes of providing the services that are the subject of this Agreement and to maintain the confidentiality of the Information, except that Information may be disclosed ~~(a)~~(a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, trustees, advisors and agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), in which case such Administrative Agent, other Agent, Issuing Lender or Lender, as applicable, agrees to the extent reasonably practicable and not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof (other than with respect to any routine or ordinary course audit or examination by such regulatory authority), (c) to the extent required by applicable laws, rules or regulations or by any subpoena or order or similar legal process (in which case such Administrative Agent, other Agent, Issuing Lender or Lender, as applicable, agrees to the extent not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof), (d) in connection with performing the services set forth herein and consummating the transactions contemplated hereby, to any prospective Lender or Issuing Lender or participant subject to the such prospective Lender or Issuing Lender or participant agreeing to confidentiality arrangements (for the benefit of the Borrower) no less favorable to the Borrower than those set forth in this Section 9.10, (e) to potential counterparties to any swap or derivative transaction, subject to the confidentiality agreements in favor of the Borrower no less favorable to the Borrower than this paragraph, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (g) with the prior written consent of the Borrower, (h) in connection with obtaining CUSIP numbers, (i) as and to the extent set forth in Section 12.02, (j)  to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section 9.10 or (y) becomes available to such Administrative Agent, other Agent, Issuing Lender or Lender, as applicable, from a source other than the Borrower (or the Borrower’s representatives) that is not, such Person’s knowledge, subject to confidentiality or fiduciary obligations owing to the Borrower or any of the Borrower’s Subsidiaries, (k) to any other party hereto and (l) to any rating agency on a confidential basis in connection with rating the Borrower or the credit facility evidenced by this Agreement. Notwithstanding the foregoing, the Administrative Agent shall not be required to provide notice of any Lender by any governmental agency or examiner or regulatory body with jurisdiction over any Lender. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

In addition, on a confidential basis, the Administrative Agent, each Issuing Lender and each Lender may disclose the existence and terms of this Agreement (including, without limitation, the Aggregate Commitment, the nature of the facility ~~as a revolving credit facility~~, the use of proceeds provisions herein and the principal amount outstanding at a given time), and the identity of the parties hereto (including titles and participants) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Issuing Lenders and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 9.10, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses in connection with the transactions contemplated hereby.

Each of the Administrative Agent, the Issuing Lenders and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

Section 9.11         Nonreliance. Each of the Lenders hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

Section 9.12         Disclosure. The Borrower, the Issuing Lenders and each Lender hereby acknowledge and agree that the Administrative Agent, Arrangers and/or their respective Affiliates and certain of the other Lenders, Issuing Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

Article 10
The Administrative Agent

Section 10.01       Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints ~~Citibank~~Goldman Sachs to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 (other than Section 10.06 below) are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions (other than as provided in Section 10.06 below). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02       Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03       Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal, amendment or increase of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance, extension, renewal, amendment or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 10.04       Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article 8) or (ii) in the absence of (A) its and its Subject Related Parties’ gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment and (B) material breach by the Administrative Agent and its Subject Related Parties of the Administrative Agent’s obligations pursuant to the terms of the Loan Documents as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Lender pursuant to Section 2.03), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

Section 10.05       Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct (or breached its material obligations under the Loan Documents) in the selection of such sub-agents.

Section 10.06       Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (such date, or the date, if earlier, upon which a successor is appointed, the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Administrative Agent (other than as provided in Section 3.08 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10 and Section 9.06 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any agency capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 10.07       Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08       No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 10.09       Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and ~~advances~~Borrowings of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.09, 3.03 and 9.06) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and ~~advances~~Borrowings of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 3.03 3.07(b) and 9.06.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

Section 10.10       ERISA~~. (a)~~. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)      such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.11       Erroneous Payments.

(a)            If the Administrative Agent notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, but for the avoidance of doubt excluding the Borrower and its Subsidiaries, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in Same Day Funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in Same Day Funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or Issuing Lender hereby further agrees that if it or a Payment Recipient on its behalf receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or other such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)   (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender or Issuing Lender shall (and shall cause any other Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of obtaining knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.11(b).

(c)            Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent from any Payment Recipient for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any of its Subsidiaries, except, in each case, solely to the extent such Erroneous Payment is comprised of funds received by the Administrative Agent from the Borrower or any of its Subsidiaries for the purpose of making any payment hereunder that became subject to such Erroneous Payment.

(f)             To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article 11
Setoff

Section 11.01        Setoff. In addition to, and without limitation of, any rights of the Lenders or any Issuing Lender under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Issuing Lender or any Affiliate of any Lender or Issuing Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations of the Borrower then owing to such Lender or Issuing Lender to the extent the Obligations shall then be due; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Article 12
Benefit of Agreement; Assignments; Participations

Section 12.01       Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 unless each of the Administrative Agent and, so long as no Default under Section 7.02, 7.05 or 7.06 has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender or an Affiliate of a Lender or a Default under Section 7.02, Section 7.05 or Section 7.06 has occurred and is continuing; provided, that no assignment shall result in any Lender, together with its Affiliates, holding more than 30% of the Aggregate Commitments at any time without the prior written consent of the Borrower;

(B)            the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender; and

(C)            the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Loans and Revolving Commitments.

(iv)           Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v)           No Assignment to Borrower. No such assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)         No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender.

(viii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the Pro Rata Share of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 3.05 and 9.06 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and L/C Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender and Issuing Lender, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or Issuing Lender, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)            Participations. Any Lender may at any time, without the prior written consent of the Borrower, Administrative Agent or any Issuing Lender, sell participations to any Person (other than a natural person, Defaulting Lender or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations)); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 8.02 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, 3.03, 3.04 or 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.01 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.05 unless such Participant agrees to comply with Section 3.05 as though it were a Lender (it being understood that the documentation required under Section 3.05(e) shall be delivered to the Lender who sells the participation).

(f)             Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.02       Dissemination of Information. The Borrower authorizes each of the Lenders to disclose to any Participant and any prospective Participant any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by the Borrower pursuant to Section 6.01; provided that each Participant and prospective Participant agrees to be bound by Section 9.10 of this Agreement or other provisions at least as restrictive as Section 9.10 including making the acknowledgments set forth therein (in each case for the benefit of the Borrower).

Section 12.03       Tax Treatment. If any interest in any Loan Document is transferred to any Participant which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.05(e) (it being understood that the documentation required thereunder shall be delivered to the transferor Lender).

Article 13
Notices

Section 13.01       Notices; Effectiveness; Electronic Communication.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Credit Parties or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number set forth on Schedule 13.01; and

(ii)          if to any other Lender or Issuing Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications. Notices and other communications to the Lenders and Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to Article 2 if such Lender or Issuing Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower or any Issuing Lender may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or breach of its material obligations under any Loan Document by, such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)            Change of Address, Etc. Each of the Borrower~~,~~ and the Administrative Agent ~~and each Issuing Lender~~ may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each ~~other~~Issuing Lender and Revolving Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the Borrower, the Administrative Agent ~~and~~, each Issuing Lender and each Revolving Lender. Each Term Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)            Reliance by Administrative Agent and Lenders. The Administrative Agent, the Lenders and the Issuing Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower so long as such notices appear on their face to be authentic even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender, each Issuing Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Article 14
Counterparts; Integration; Effectiveness; Electronic Execution

Section 14.01       Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.02       Electronic Execution. The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Conversion/Continuation Notices, Borrowing Notices, waivers and consents) (each, a “Communication”) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this Section 14.02 may include, without limitation, use or acceptance by the Borrower, the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Borrower, the Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (b) upon the reasonable request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Article 15
Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial

Section 15.01       Choice of Law. THE LOAN DOCUMENTS AND OBLIGATIONS OF THE PARTIES THEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER THEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 15.02       Consent to Jurisdiction. EACH OF THE BORROWER, THE AGENTS, THE ISSUING LENDERS AND THE LENDERS HEREBY IRREVOCABLY SUBMITS TO JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, OF ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS, THE ISSUING LENDERS OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BROUGHT BY THE BORROWER, DIRECTLY OR INDIRECTLY, IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.

EACH OF THE BORROWER, THE AGENTS, THE ISSUING LENDERS AND THE LENDERS HEREBY AGREES FURTHER THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.01 AND AGREES THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS OR LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 15.03       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO ~~(a)~~(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15.04       U.S. Patriot Act and Beneficial Ownership Regulation Notice. Each Lender that is subject to the U.S. Patriot Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the U.S. Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each other Credit Party, which information includes the name, address and tax forms of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Credit Party in accordance with the U.S. Patriot Act and Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act and Beneficial Ownership Regulation.

Section 15.05       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: ~~(i)~~(i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers nor any of the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arrangers nor any of the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby agrees and covenants that it will not make any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 15.06       Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, any Issuing Lender or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Lender or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Issuing Lender or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Issuing Lender or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Lender or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Issuing Lender or any Lender in such currency, the Administrative Agent, such Issuing Lender or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 15.07       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 15.08         Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Management Transactions or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)            As used in this Section 9.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Article 16
~~GUARANTEE~~Guarantee

Section 16.01       Guarantee. Upon becoming a Guarantor, each Guarantor, on a joint and several basis, unconditionally guarantees (the undertaking of each Guarantor contained in this Article 16 being a “Guarantee”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such obligations, collectively, being the “Guaranteed Obligations”). Each Guarantee is a guaranty of payment and not of collection. Upon becoming a Guarantor, each Guarantor agrees that, as between each Guarantor and the Administrative Agent, the Guaranteed Obligations may be declared to be due and payable for purposes of its Guarantee notwithstanding any stay (including any stay imposed by the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding), injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Guaranteed Obligations shall immediately become due and payable by the Guarantors for purposes of its Guarantee. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall, without further action by any Guarantor or any other Person, be automatically limited and reduced to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder invalid and unenforceable or otherwise subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any similar federal or state law (including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act) or subordinated to the claims of other creditors as determined in such proceeding.

Section 16.02       Guaranty Absolute. Upon becoming a Guarantor, each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Issuing Lenders or the Lenders with respect thereto. The liability of each Guarantor under its Guarantee shall be absolute and unconditional irrespective of:

(a)          any lack of validity, enforceability or genuineness of any provision of any Loan Document, any Guaranteed Obligations or any other agreement or instrument relating thereto;

(b)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

(c)         any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)         any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligation; or

(e)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or the Borrower.

Each Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent, any L/C Issuer or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Section 16.03       Waivers.

(a)          Upon becoming a Guarantor, each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and its Guarantee and any requirement that the Administrative Agent, any Issuing Lender or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b)          Upon becoming a Guarantor, each Guarantor irrevocably waives any claims or other rights that it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the obligations of any Guarantor under its Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent, any Issuing Lender or any Lender against the Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Guaranteed Obligations and all other amounts payable under such Guarantor’s Guarantee and the Revolving Facility Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent, any Issuing Lender and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under such Guarantor’s Guarantee, whether matured or unmatured, in accordance with the terms of this Agreement and such Guarantor’s Guarantee, or to be held as collateral for any Guaranteed Obligations or other amounts payable under the Guarantee thereafter arising. Upon becoming a Guarantor, each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and its Guarantee and that the waiver set forth in this Section 16.03(b) is knowingly made in contemplation of such benefits.

Section 16.04       Continuing Guaranty. Each Guarantee is a continuing guaranty and shall (i) remain in full force and effect until ~~payment in full of the Guaranteed Obligations (including any and all Guaranteed Obligations which remain outstanding after the Facility Termination~~the Final Maturity Date~~)~~  and all other amounts payable under its Guarantee, (ii) be binding upon each Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders, the Issuing Lenders, the Administrative Agent and their respective successors, transferees and assigns.

Section 16.05       Release of Guarantors.

(a)            A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall automatically be released from all obligations under this Agreement and all other Loan Documents upon:

(i)            the sale, disposition, exchange or other transfer (including through merger, consolidation amalgamation or otherwise) of the capital stock, partnership interests, membership interests or other equity interests of the applicable Guarantor following which the applicable Guarantor is no longer a Subsidiary, if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Agreement;

(ii)            such Guarantor becoming an Excluded Subsidiary;

(iii)           the occurrence of the Ratings Date; or

(iv)           repayment of all the Loans and other Obligations (other than contingent Obligations not yet due and payable) and termination of all of the Commitments hereunder.

(b)            At the request of the Borrower, the Administrative Agent shall, at the Borrower’s expense, execute such documents as are reasonably necessary to acknowledge any such release in accordance with this Section 16.05, so long as the Borrower shall have provided the Administrative Agent a certificate, signed by an Authorized Officer of the Borrower, certifying as to satisfaction of one of the requirements set forth in clause (a) above.

[Signature Pages Intentionally Removed]

PRICING SCHEDULE
TO REVOLVING CREDIT AGREEMENT

APPLICABLE MARGIN

	Pricing Level I	Pricing Level II	Pricing Level III	Pricing Level IV	Pricing Level V
Public Debt Rating	≥ BBB+ and Baa1	BBB and Baa2	BBB− and Baa3	BB+ and Ba1	≤ BB and Ba2
Applicable Margin for SOFR Advances/Loans	1.000%	1.125%	1.375%	1.500%	1.625%
Applicable Margin for Base Rate Advances/Loans	0.000%	0.125%	0.375%	0.500%	0.625%

COMMITMENT FEE

	Pricing Level I	Pricing Level II	Pricing Level III	Pricing Level IV	Pricing Level V
Public Debt Rating	≥ BBB+ and Baa1	BBB and Baa2	BBB− and Baa3	BB+ and Ba1	≤ BB and Ba2
Commitment Fee	0.100%	0.125%	0.175%	0.250%	0.300%

TICKING FEE

	Pricing Level I	Pricing Level II	Pricing Level III	Pricing Level IV
Days after the Amendment No. 4 Effective Date	0-60	61-120	121-180	181+
Ticking Fee	0.000%	0.125%	0.250%	0.500%

For the purpose of the charts labeled Applicable Margin and Commitment Fee, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin or Commitment Fee, as applicable, shall be determined by reference to the available Public Debt Rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin or Commitment Fee, as applicable, shall be set in accordance with Pricing Level V until such time as either S&P or Moody’s shall have in effect a Public Debt Rating; (c) if the Public Debt Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin or Commitment Fee, as applicable, shall be based upon the higher of such Public Debt Ratings, except that in the event that the lower of such Public Debt Ratings is more than one level below the higher of such Public Debt Ratings, the Applicable Margin or Commitment Fee, as applicable, shall be based upon the level immediately below the higher of such Public Debt Ratings; (d) if any Public Debt Rating established by either S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by such rating agency making such change and (e) if either S&P or Moody’s shall change the basis on which Public Debt Ratings are established, each reference to the Public Debt Ratings announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

COMMITMENT SCHEDULE

COMMITMENTS AND PRO RATA SHARES

Prior to the satisfaction or waiver of the Coyote Amendment Conditions:

Lender	Commitment	Pro Rata Share of Aggregate Commitment
Citibank, N.A.	$72,250,000.00	12.0417%
Bank of America, N.A.	$72,250,000.00	12.0417%
Barclays Bank PLC	$50,000,000.00	8.3333%
Goldman Sachs Bank USA	$50,000,000.00	8.3333%
KeyBank National Association	$46,250,000.00	7.7083%
Morgan Stanley Bank, N.A.	$50,000,000.00	8.3333%
The Bank of Nova Scotia	$50,000,000.00	8.3333%
Wells Fargo Bank, National Association	$50,000,000.00	8.3333%
JPMorgan Chase Bank, N.A.	$50,000,000.00	8.3333%
U.S. Bank National Association	$45,250,000.00	7.5417%
Regions Bank	$32,000,000.00	5.3333%
Truist Bank	$32,000,000.00	5.3333%
TOTAL	$600,000,000.00	100.0000%

Following the satisfaction or waiver of the Coyote Amendment Conditions:

Lender	Revolver	Term loan A
Goldman Sachs Bank USA	11.875%	11.875%
Bank of America, N.A.	11.875%	11.875%
Citibank, N.A.	11.875%	11.875%
Morgan Stanley Bank, N.A.	10.625%	10.625%
Barclays Bank PLC	7.5%	7.5%
JP Morgan Chase Bank, N.A.	7.5%	7.5%
KeyBank National Association	7.5%	7.5%
The Bank of Nova Scotia	7.5%	7.5%
U.S. Bank National Association	7.5%	7.5%
Wells Fargo Bank, National Association	7.5%	7.5%
Regions Bank	4.375%	4.375%
Truist Bank	4.375%	4.375%
TOTAL	100%	100%

L/C COMMITMENT SCHEDULE

Prior to the satisfaction or waiver of the Coyote Amendment Conditions:

Issuing Lender	L/C Commitment
Citibank, N.A.	$25,000,000.00
Bank of America, N.A.	$25,000,000.00

Following the satisfaction or waiver of the Coyote Amendment Conditions:

Issuing Lender	L/C Commitment
Goldman Sachs Bank USA	$33,340,000.00
Citibank, N.A.	$33,330,000.00
Bank of America, N.A.	$33,330,000.00
TOTAL	$100,000,000.00

Exhibit B to Amendment No. 4

Form of Solvency Certificate

SOLVENCY CERTIFICATE
of
RXO, INC.
AND ITS SUBSIDIARIES

Pursuant to Section [•] of the Credit Agreement, the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of RXO, Inc. (the “Company”), and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Bridge Loans under the Credit Agreement, and after giving effect to the application of the proceeds of such indebtedness, (i) the Borrower and its Subsidiaries on a consolidated basis are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in their ordinary course; (ii) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course; (iii) the Borrower and its Subsidiaries on a consolidated basis are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged; (iv) the fair value of the property and assets of the Borrower and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and its Subsidiaries on a consolidated basis; and (v) the present fair salable value of the property and assets of the Borrower and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts as they become absolute and matured. In computing the amount of contingent liabilities for purposes of the foregoing, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability, and all in accordance with GAAP.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Company, on behalf of the Company, and not individually, as of the date first stated above.

RXO, INC.

By:
Name:
Title: